UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BITMINE IMMERSION TECHNOLOGIES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Letter from our Chairman

December 9, 2025

Dear Fellow Stockholder:

On behalf of the Board of Directors and our entire company, I invite you to attend Bitmine Immersion Technologies, Inc.’s (“Bitmine”) Annual Meeting of Stockholders on Thursday, January 15, 2026, at 12:00 p.m., Pacific Time, at the Wynn Las Vegas, 3131 Las Vegas Blvd S, Las Vegas, Nevada 89109 (the “Annual Meeting”).

This has been a historic year in our transformation into a Ethereum (“ETH”) and Bitcoin (“BTC”) Treasury Company. As of December 7, 2025 at 4:00 p.m. Eastern Time, Bitmine’s crypto holdings are comprised of 3,864,951 ETH at $3,139 per ETH (Coinbase), 193 Bitcoin (BTC), $36 million stake in Eightco Holdings (NASDAQ: ORBS) and total cash of $1.0 billion. Bitmine has become one of the most widely traded stocks in the United States, and we’re leading our crypto treasury peers in both the velocity of increasing our crypto net asset value per share and by the high trading liquidity of our stock.

We are well positioned for another record creating year in 2026, and we are committed to our ETH and BTC strategy. The bold leadership and agile execution of our Board of Directors, and by our executive team are central to our strategy. We have a strong foundation for continued success, and we thank our stockholders for their continued support throughout this journey.

The accompanying proxy statement contains information about the proposals that will be presented to you at the Annual Meeting and on which you are asked to vote. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. I encourage you to read the materials carefully and vote promptly. We thank you for your ongoing confidence in Bitmine, and we look forward to your participation at the Annual Meeting.

Very truly yours,

Thomas J. Lee, CFA

Thomas J. Lee

Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, January 15, 2026

Time:	12:00 p.m., Pacific Time

Place:	Wynn Las Vegas, 3131 Las Vegas Blvd S, Las Vegas, Nevada 89109

Record Date:

December 8, 2025. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to attend and vote at, the Annual Meeting.

A list of registered stockholders as of the close of business on the Record Date will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of at least ten days prior to the Annual Meeting. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting. To inspect the stockholder list before the Annual Meeting, stockholders can email our Investor Relations department at ir@bitminetech.io. You will need the control number included on your proxy card or the instructions that accompanied your proxy materials.

Proxy Voting:	Your vote is important. Please vote your shares as soon as possible over the telephone, on the Internet, or by mail by completing, signing, dating, and returning your proxy card or voting instruction form. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting, as your proxy is revocable at your option. We are requesting your vote as to the matters of business set forth below.

Matters of Business:	1.	elect eight (8) directors for the next year;

	2.	to approve the charter amendment to increase the number of authorized shares of common stock;

	3.	to approve the 2025 Omnibus Incentive Plan; and

	4.	to approve, on a non-binding advisory basis, the special, performance-based compensation arrangement for the executive chairman.

By Order of the Board of Directors,

Chi Tsang

Chi Tsang

Chief Executive Officer

Las Vegas, Nevada

December 9, 2025

INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Bitmine Immersion Technologies, Inc. (the “Company,” “Bitmine,” “we,” or “us”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, January 15, 2026 at 12:00 p.m., Pacific Time at the Wynn Las Vegas, 3131 Las Vegas Blvd S, Las Vegas, Nevada 89109. This proxy statement summarizes information needed to help you cast an informed vote at the Annual Meeting with respect to the proposals set forth in this proxy statement. We first mailed this proxy statement and the accompanying proxy card on or about December 9, 2025, to all stockholders of record entitled to vote at the Annual Meeting.

Stockholders Entitled to Vote

If you owned our common stock, par value $0.0001 per share (“Common Stock”) at the close of business on December 8, 2025 (the “Record Date”), you are entitled to vote at the Annual Meeting. On the Record Date, there were an aggregate of 425,841,924 shares of our Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the record holder thereof to one (1) vote on each of the matters to be voted on at the Annual Meeting.

Votes Required

The holders of shares of Common Stock representing one-third (1/3) of the outstanding shares of Common Stock entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

The affirmative vote of a plurality of the votes cast by the holders of Common Stock voting on the matter is required for the election of directors (the “Director Election Proposal”). The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote is required for the approval of the charter amendment (the “Charter Amendment Proposal”). The affirmative vote of a majority of the votes cast by the holders of Common Stock voting on the matter is required for the approval of the 2025 Omnibus Incentive Plan (the “Omnibus Incentive Plan Proposal”), and the special, performance-based compensation arrangement for the executive chairman (the “Executive Chairman Compensation Proposal”). Accordingly, you may vote FOR all nominees, vote FOR one or more nominees and WITHHOLD your vote from the other nominee(s), or WITHHOLD your vote from all nominees on the Director Election Proposal. Further, you may vote FOR, AGAINST, OR ABSTAIN from any of the Charter Amendment Proposal, the Omnibus Incentive Plan Proposal, and the Executive Chairman Compensation Proposal.

All validly granted proxies will be voted in accordance with the stockholders’ instructions on the matters set forth in this proxy statement, and if no choice is specified, executed proxies will be voted in accordance with the Board’s recommendations on such matters as set forth in this proxy statement.

1

Attending the Annual Meeting and Registration Requirement

Stockholders of record as of the Record Date, or those that hold a valid proxy, may attend the Annual Meeting at the Wynn Las Vegas, 3131 Las Vegas Blvd S, Las Vegas, Nevada 89109. Stockholders wishing to attend the Annual Meeting in person must register in advance. To register, please visit https://web.viewproxy.com/BMNR/2026 and follow the instructions provided. Registration must be completed and submitted no later than January 13, 2026 at 11:59 p.m. Eastern Time. Stockholders who properly register by the deadline will receive an admission ticket, which must be presented, along with valid identification, to enter the meeting. If you registered to attend the Annual Meeting and plan to vote in person, you will be given a ballot at the Annual Meeting. Please note that you may vote by proxy prior to January 15, 2026 and still attend the Annual Meeting. Even if you currently plan to attend the Annual Meeting in person, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

How to Submit Questions

Stockholders of record as of the Record Date may submit questions in advance of the Annual Meeting at https://web.viewproxy.com/BMNR/2026 using the control number included on your proxy card or the instructions that accompanied your proxy materials. Questions must be received by 5:00 p.m. Eastern Time on January 14, 2026. Questions will not be accepted during the Annual Meeting. We will try to answer as many stockholder-submitted questions that comply with the meeting rules of conduct as time permits. However, we reserve the right to edit profanity or other inappropriate language and to exclude questions that are not pertinent to Annual Meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

How to Vote

The process for voting your shares depends on how your shares are held. Generally, you may hold shares in your name as a “record holder” or in “street name” through a nominee, such as a broker or bank.

If you hold shares in your name as a “record holder,” you can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting utilizing one of the following methods:

●	By mail: All stockholders of record who received paper copies of our proxy materials can vote by marking, signing, dating, and returning their proxy card.

●	By telephone: Please call the number listed on your proxy card and follow the recorded instructions. You will need the control number included on your proxy card.

●	By internet : Please visit https://AALvote.com/BMNR or, if you received printed copies of your proxy materials, scan the QR code located on your proxy card. You will need the control number included on your proxy card.

●	In person at the Annual Meeting: Stockholders wishing to attend the Annual Meeting in person must register in advance. To register, please visit https://web.viewproxy.com/BMNR/2026 and follow the instructions provided. Registration must be completed and submitted no later than January 13, 2026 at 11:59 p.m. Eastern Time. Stockholders who properly register by the deadline will receive an admission ticket, which must be presented, along with valid identification, to enter the meeting. If you registered to attend the Annual Meeting and plan to vote in person, you will be given a ballot at the Annual Meeting. All votes must be received before the polls close during the Annual Meeting. Voting in person at the Annual Meeting will replace any previous votes.

2

The telephone and internet voting facilities for the stockholders of record of all shares will close at 11:59 p.m., Eastern Time on January 14, 2026.

If you registered to attend the Annual Meeting and plan to vote in person, you will be given a ballot at the Annual Meeting. Please note that you may vote by proxy prior to January 15, 2026 and still attend the Annual Meeting. Even if you currently plan to attend the Annual Meeting in person, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you vote by internet or telephone or return your signed proxy card or voting instruction form, your shares will be voted as you indicate. If you do not indicate how your shares are to be voted on a proposal, if you are a holder of record your shares will be voted, with respect to that proposal, in accordance with the voting recommendations of the Board.

If your shares are held in the name of a broker, bank or other nominee (as is the case when you hold shares in a brokerage account), you should receive separate instructions from the record holder of your shares describing how to vote. Please instruct your broker how to vote your shares using the voting instruction form you receive from your broker. Please return your completed proxy card or voting instruction form to your broker and contact the person responsible for your account so that your vote can be counted. If your broker permits you to provide voting instructions by internet or by telephone, you may vote that way as well.

If your shares are held in the name of a broker, bank or other nominee and you want to vote in person, you will need to obtain and bring with you to the Annual Meeting a legal proxy from the record holder of your shares as of the close of business on December 8, 2025, indicating that you were a beneficial owner of shares as of the close of business on such date and further indicating the number of shares that you beneficially owned at that time.

List of Registered Stockholders

A list of registered stockholders as of the close of business on the Record Date will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of at least ten (10) days prior to the Annual Meeting. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting. To inspect the stockholder list before the Annual Meeting, stockholders can email our Investor Relations department at ir@bitminetech.io. You will need the control number included on your proxy card or the instructions that accompanied your proxy materials.

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The Effect of Not Casting Your Vote, Broker Non-Votes, and Abstentions

Stockholder of Record. If you do not cast your vote, no votes will be cast on your behalf on any matter at the Annual Meeting. If you withhold authority to vote for any or all nominees in the Director Election Proposal, your shares will not be voted for such nominee(s) and will have no effect on the outcome of the election. If you abstain from voting on the Charter Amendment Proposal, your shares will not be voted in favor of that proposal and, because approval requires the affirmative vote of a majority of the outstanding shares entitled to vote, your abstention will have the same effect as a vote against. If you abstain from voting on the Omnibus Incentive Plan Proposal or the Executive Chairman Compensation Proposal, your shares will not be considered as votes cast on those proposals and therefore will have no effect on the outcome. In all cases, withheld votes and abstentions will be counted for purposes of establishing a quorum.

Beneficial Owner. The Director Election Proposal is a “non-discretionary” item. If you withhold authority to vote for any or all nominees for the Director Election Proposal and your shares are held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote your shares on such matter, then your shares will not be counted as votes in favor of such proposed nominee(s) for the Director Election Proposal. Accordingly, votes withheld and “broker non-votes” will have no effect on the voting on the Director Election Proposal. Similarly, each of the Charter Amendment Proposal, Omnibus Incentive Plan Proposal, and Executive Chairman Compensation Proposals are “non-discretionary” items. If you withhold authority to vote for any such proposal and your shares are held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote your shares on such matters, then your shares will not be counted as votes in favor of such proposals.

Changing Your Vote and Revoking Your Proxy

Stockholder of Record. You may revoke any previously granted proxy prior to the taking of the vote at the Annual Meeting by (i) submitting a new proxy over the telephone or on the Internet by 11:59 p.m. Eastern Time on January 14, 2026, (ii) delivering a written revocation or a subsequently dated and properly completed proxy card to us at 10845 Griffith Peak Drive #2, Las Vegas, NV 89135, Attention: Investor Relations by 11:59 p.m. Eastern Time on January 14, 2026, or (iii) registering, attending and voting during the Annual Meeting.

Beneficial Owner. You may change your voting instructions prior to the taking of the vote at the Annual Meeting by (i) submitting new voting instructions to your broker or nominee by following the instructions they provided by 11:59 p.m. Eastern Time on January 14, 2026 or (ii) if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting during the meeting.

Costs of Solicitation

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our directors, officers, and employees, without additional remuneration, may solicit proxies by telephone and personal interviews, and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and, as required by law, we will reimburse them for their out-of-pocket expenses in this regard.

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Householding of Proxy Materials

The SEC’s rules permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials by delivering a single set of materials to stockholders who share the same address. This process, commonly referred to as “householding,” is intended to provide added convenience for stockholders and cost savings for companies.

A number of brokers, financial institutions, and other nominees with account holders who are our stockholders will be householding our proxy materials. Under this practice, a single copy of the proxy statement, proxy card, and other annual meeting materials will be delivered to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker, financial institution, or other nominee (if you are a beneficial owner) that we or they will be householding communications to your address, householding will continue until you are notified otherwise or until we receive contrary instructions from you or the other stockholder(s) at your address.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy statement, proxy card, or other annual meeting materials – or if you currently receive multiple copies and would like to request householding – please notify us or your broker, financial institution, or other nominee. You may submit your written request to us at 10845 Griffith Peak Drive #2, Las Vegas, NV 89135, Attention: Investor Relations, or by calling (404) 816-8240. Upon oral or written request, we will promptly deliver a separate copy of the proxy statement, proxy card, or other annual meeting materials to any stockholder at a shared address to which a single set of documents was delivered.

Stockholder Proposals

Proposals of stockholders intended to be presented at the 2026 Annual Meeting of Stockholders, including director nominations described below under the caption “Corporate Governance and the Board of Directors and its Committees—Director Candidates,” must be received by us at our principal offices at Bitmine Immersion Technologies, Inc., 10845 Griffith Peak Drive #2, Las Vegas, NV 89135, Attention: Chief Financial Officer, by September 17, 2026 for inclusion in the proxy materials for the 2026 Annual Meeting of Stockholders. We suggest that proponents submit their proposals by a nationally recognized overnight courier service.

If a stockholder wishes to present a proposal before the 2026 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such stockholder must also give written notice to the Chief Financial Officer of the Company at the address noted above. The Chief Financial Officer must receive such notice by September 17, 2026 and, if a stockholder fails to provide such timely notice of a proposal to be presented at the 2026 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

In addition to the above, a stockholder intending to solicit proxies in support of director nominees other than the Company’s nominees in connection with the 2026 Annual Meeting of Stockholders must comply with the additional requirements of Rule 14a-19 under the Exchange Act, including sending notice, no later than September 17, 2026, setting forth the information required by Rule 14a-19(b) to the Company at the address set forth above.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of the Record Date, unless otherwise indicated by:

●	each director or nominee for director;
●	each of our named executive officers as defined in Item 402(a)(3) of Regulation S-K; and
●	all directors and current executive officers as a group.

Except as otherwise indicated below, we believe, based on the information furnished to us, that the persons named in the table have sole voting and investment power with respect to all shares that they beneficially own, subject to any applicable community property laws. Percentages have been calculated based on 425,841,924 shares of Common Stock outstanding as of the Record Date.

Any shares of Common Stock (i) subject to outstanding stock options that are currently exercisable or will become exercisable within 60 days after the Record Date, (ii) subject to outstanding restricted stock units (“RSUs”) that will vest within 60 days after the Record Date, and (iii) issuable upon exercise of any outstanding warrants, are deemed outstanding for the purpose of calculating a director’s or officer’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Except as otherwise indicated, the address of each beneficial owner named below is in care of Bitmine Immersion Technologies, Inc., 10845 Griffith Peak Drive #2, Las Vegas, NV 89135.

Beneficial Owner	Shares Beneficially Owned(1)	Beneficial Ownership of Common Stock (%)(1)
Named Executive Officers and Directors:
Thomas Lee(2)	226,722	*
Chi Tsang	–	–
Raymond Mow(3)	220,950	*
Michael Maloney	215,000	*
Lori Love	22,500	*
David Sharbutt	10,000	*
Jason Edgeworth	–	–
Olivia Howe(4)	44,444	*
Robert Sechan	–	–
Erik Nelson(5)	115,530	*
All directors and executive officers as a group (10 persons)	855,146	*

*	Less than 1.0%

(1)	The inclusion of any shares of Common Stock deemed owned or beneficially owned does not constitute an admission of beneficial ownership of those shares. The number of shares and percentage of Common Stock is calculated by treating any shares of Common Stock subject to outstanding stock options that are currently exercisable or will become exercisable within 60 days after the Record Date, and any shares of Common Stock subject to outstanding RSUs that will vest within 60 days after the Record Date held by each applicable person as outstanding for the purpose of calculating such applicable person’s ownership and percentage ownership of Common Stock, but shares of Common Stock subject to such outstanding stock options and RSUs are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Includes 222,222 shares of Common Stock held of record by Thomas J Lee 2012 Trust (the “Trust”), to which Mr. Lee has voting and investment control of the shares of Common Stock. Mr. Lee may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Lee, however, disclaims any beneficial ownership of the shares of Common Stock held by the Trust. The address of Thomas J Lee 2012 Trust is 510 West Road, New Canaan, CT 06840.
(3)	Includes (i) 55,000 shares of Common Stock held of record by Progressive Asset Management Corporation, to which Mr. Mow has contractual rights, and (ii) 12,342 shares of Common Stock owned by The Mow Family Trust, a trust established for Mr. Mow’s family.
(4)

Represents shares of Common Stock held indirectly through Mozayyx Tower SPV 1 LP. Ms. Howe holds a pro rata partnership interest in the SPV, which holds shares of Common Stock. The amount reported reflects Ms. Howe’s indirect pecuniary interest in such shares of Common Stock.

(5)	Includes (i) 76,652 shares of Common Stock owned by Mr. Nelson, (ii) 36,378 shares of Common Stock owned by Coral Investment Partners, LP, and (iii) 2,500 shares of Common Stock owned by Morris Lake Holdings, LLC (“Morris”). Mr. Nelson does not have an interest in Morris, but his spouse and children own 80% of Morris, and his spouse shares the power to vote and dispose of any shares of Common Stock owned by Morris. Mr. Nelson, in his capacity as owner of the general partner, has sole voting and investment power of shares of Common Stock held by Coral Investment Partners, LP.

Based on the information available to the Company, no stockholder beneficially owns 5% or more of the Company’s outstanding Common Stock.

6

EXECUTIVE OFFICERS OF THE COMPANY

Our executive officers and their ages and positions as of the Record Date are as follows:

Name	Age	Title
Chi Tsang	56	Chief Executive Officer and Director
Raymond Mow	59	Chief Financial Officer
Erik S. Nelson	58	President and Corporate Secretary

Set forth below is certain information regarding the professional experience of each of the above-named persons. There are no family relationships among any of our executive officers, directors, or persons nominated or chosen by us to become an executive officer or director.

Chi Tsang has served as our Chief Executive Officer and a Director since November 2025. Mr. Tsang currently serves as the Chief Financial Officer and a Director of FutureCrest Acquisition Corp. He is also the Managing Partner and founder of m1720, a US venture capital firm investing in early-stage US AI startups. Mr. Tsang founded m1720 in 2023. He is also an adjunct professor at Fordham Gabelli School of Business, teaching venture capital investing to graduate students. Prior to m1720, Mr. Tsang spent 10 years at HSBC (LSE: HSBA) based in Hong Kong. From August to November 2025, Mr. Tsang served as the Chief Financial Officer of Kin Euphorics, a private non-alcoholic beverage company. From 2018 to 2022, Mr. Tsang was the head of Telecom, Media and Technology investment banking for Asia-Pac at HSBC. Before relocating to Hong Kong, Mr. Tsang spent a decade on the buyside in New York City. From 2012 to 2018, he was the head of China Internet research and then global head of e-commerce research. Mr. Tsang focused his research on e-commerce, including Alibaba (NYSE: BABA) and Tencent (HKEX: 0700) and Trip.com (NASDAQ: TCOM). From 2009 to 2011, he was the senior China analyst for 1798 Global Partners, where he was responsible for long-only and long-short investments for the greater China region. Mr. Tsang was the global head of technology research at Neuberger Berman from 2000 to 2008. Mr. Tsang received his Bachelor of Science from Cornell University in Policy Analysis and his Master of Business Administration from the Fordham Gabelli School of Business. He is also a CFA charterholder.

Raymond Mow has served as our Chief Financial Officer since July 2021. Mr. Mow also served as a Director from July 2021 to December 2025. With more than 30 years of financial industry experience, Mr. Mow has spent his career managing and analyzing fixed income mutual funds and institutional portfolios. He has developed a broad knowledge of various asset classes as well as interpreting and forecasting domestic and international economic measures. In addition to his role as our Chief Financial Officer, Mr. Mow also serves as Chief Investment Officer and Chief Compliance Officer of Progression Asset Management, as position he has held since January 2020, and Portfolio Manager of its subsidiary, Innovative Digital Investors, LLC, which is the general partner of Innovative Digital Investors Emerging Technology L.P., a private investment fund specializing in equity investments in cutting-edge technology companies. From March 2018 to March 2019, Mr. Mow held the position of Managing Director of Fixed Income at First Foundation Advisers, overseeing a $2.3 billion portfolio. As a member of the investment policy committee, Mr. Mow collaborated on asset allocation policy and portfolio construction. From 1995 to 2018, Mr. Mow was Senior Portfolio Manager at Highmark Capital Management, overseeing $2 billion in fixed income assets. Mr. Mow currently holds a Series 65 license. Mr. Mow graduated in 1989 from University of Hawaii, Manoa with a BBA-Finance degree.

Erik S. Nelson has served as our President since May 2022 and Corporate Secretary since November 2025. Mr. Nelson also served as our Chief Executive Officer from July 2020 to May 2022 and a Director from August 2019 to November 2025. Mr. Nelson was previously a member of the Board of Nocera, Inc. from 2011 to 2022, and was previously its President from 2017 to 2019. Mr. Nelson was the sole officer (CEO, President, and CFO) and sole Director of Vinings Holdings, Inc. from October 2019 to February 2021. Mr. Nelson is also the President of Coral Capital Advisors, LLC, an advisory services firm founded in 1995 that provides services to privately held and publicly traded companies. Since September 2012, Mr. Nelson has been President of Mountain Share Transfer, LLC, an SEC registered stock transfer agent. Mr. Nelson is a graduate of the University of Colorado (1989) with a Bachelor of Science in Business Administration degree, with an emphasis in Finance.

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PROPOSAL 1 – ELECTION OF DIRECTORS

The Board proposes the election of the persons listed below as directors of the Company. Each current director of the Company has been nominated for election or re-election, as applicable. The persons named in the proxy card will vote to elect as directors the eight (8) nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board. Each nominee will be elected to hold office until the next annual meeting of stockholders and until the election and qualification of his successor or his or her earlier death, resignation, or removal. The Board may elect additional directors in the future in accordance with the Company’s Bylaws.

Nominees

Set forth below is each nominee’s name, age, and position with the Company, principal occupation and business experience during at least the past five years, the year of commencement of their term as a director of the Company, the committees of the Board on which they serve as of the date of this proxy statement, and the names of other public companies in which they currently hold directorships or have held directorships during at least the past five years, as applicable. We have also presented information below regarding each nominee’s specific experience, qualifications, attributes, and skills that led our Board to conclude that they should serve as a director.

After the filing of our preliminary proxy statement, Raymond Mow informed the Board of his decision to resign as a director effective December 5, 2025. The resignation did not result from any disagreement with the Company on any matter relating to our operations, policies, or practices. Accordingly, Mr. Mow has been removed from the slate of director nominees, and references to Mr. Mow in this proxy statement have been updated. The vacancy on the Board will remain open.

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Thomas Lee Chairman Age: 55	Mr. Lee is a Managing Partner at Fundstrat Global Advisors (“Fundstrat”), and a widely recognized and followed macro strategist on Wall Street and chairman of Bitmine (Ticker: BMNR). In 2014, Mr. Lee co-founded Fundstrat, a research advisory firm that has since grown to over 30 full-time employees, serving hedge funds, mutual funds, and family offices. Mr. Lee is currently the Chief Investment Officer and Portfolio Manager at Fundstrat Capital, an affiliate of Fundstrat. He is also co-founder and Head of Research at Fundstrat. Mr. Lee also serves as Chief Executive Officer and Director FutureCrest Acquisition Corp. since June 2025. Prior to Fundstrat, Mr. Lee served as Chief Equity Strategist at J.P. Morgan Chase & Co. between 1999 and 2014. Earlier in his career, he worked as a telecommunications equity research analyst and small-cap equity/bankruptcy/reorg strategist from 2004 to 2010, at firms including Kidder, Peabody, and Salomon Smith Barney. Mr. Lee is best known for his research-driven methodology to determine higher-probability outcomes for equity markets and for identifying top-performing stocks aligned with major secular themes, including digital assets, AI, demographic megatrends, and technology. In July 2017, Mr. Lee wrote a seminal report on bitcoin, establishing a valuation framework in relation to gold. Bitcoin was at roughly $2,600 and Mr. Lee expected the value could reach $20,000-$55,000 by 2022. In 2024, he launched the asset management firm Fundstrat Capital, introducing the Fundstrat Granny Shots US Large Cap ETF (Ticker: GRNY), an actively managed fund representing Fundstrat’s evidence-based approach to large-cap equity investing. The GRNY ETF surpassed $1.1 billion in assets within the first 6 months. A frequent contributor to CNBC, Mr. Lee is also widely quoted in major media outlets such as the Wall Street Journal, Barrons, Bloomberg, Fox, and Yahoo Finance. He has been professionally recognized for his work, holding top rankings by Institutional Investor for over 15 years. His data-driven approach, summarized as “analysis, not opinions,” is valued by clients for being both contrarian and highly differentiated. Mr. Lee earned his BSE in Economics with dual concentrations in Finance and Accounting from the University of Pennsylvania’s Wharton School. He is also a CFA Charterholder.

Director since: June 2025 Board Committees: None

Qualifications: Mr. Lee’s experience as a chief executive, investment strategist, and board chair, as well as his expertise in capital markets, digital assets, and macroeconomic analysis, in addition to his leadership, financial acumen, and advisory experience, make him well-qualified to serve on the Board.

Chi Tsang Chief Executive Officer and Director Age: 56	Chi Tsang has served as our Chief Executive Officer and a Director since November 2025. Mr. Tsang currently serves as the Chief Financial Officer and a Director of FutureCrest Acquisition Corp. He is also the Managing Partner and founder of m1720, a US venture capital firm investing in early-stage US AI startups. Mr. Tsang founded m1720 in 2023. He is also an adjunct professor at Fordham Gabelli School of Business, teaching venture capital investing to graduate students. Prior to m1720, Mr. Tsang spent 10 years at HSBC (LSE: HSBA) based in Hong Kong. From August to November 2025, Mr. Tsang served as the Chief Financial Officer of Kin Euphorics, a private non-alcoholic beverage company. From 2018 to 2022, Mr. Tsang was the head of Telecom, Media and Technology investment banking for Asia-Pac at HSBC. Before relocating to Hong Kong, Mr. Tsang spent a decade on the buyside in New York City. From 2012 to 2018, he was the head of China Internet research and then global head of e-commerce research. Mr. Tsang focused his research on e-commerce, including Alibaba (NYSE: BABA) and Tencent (HKEX: 0700) and Trip.com (NASDAQ: TCOM). From 2009 to 2011, he was the senior China analyst for 1798 Global Partners, where he was responsible for long-only and long-short investments for greater China region. Mr. Tsang was the global head of technology research at Neuberger Berman from 2000 to 2008. Mr. Tsang received his Bachelor of Science from Cornell University in Policy Analysis and his Master of Business Administration from the Fordham Gabelli School of Business. He is also a CFA charterholder.

Director since: November 2025 Board Committees: None

Qualifications: Mr. Tsang’s experience as a chief financial officer, venture capital investor, and director, as well as his expertise in technology, media, and e-commerce sectors, in addition to his financial, analytical, and leadership experience across global markets, make him well-qualified to serve on the Board.

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Michael Maloney Director Age: 40

Mr. Maloney is a digital currency and blockchain technology expert who has been active in the space since 2011. He is the CEO and Founder of Incyt Holdings, developing DeFi Trade Management Systems and trading Bitcoin-denominated Hashrate products. Mr. Maloney also previously served as the CFO for Coinmint, LLC from July 2019 to October 2021; there he developed partnerships with large US public Bitcoin miners that made Coinmint one of the largest cryptocurrency mining operations in North America. Mr. Maloney was a founding employee of Galaxy Digital as the Head of Advisory. At Galaxy he directed the Digital Strategy and Transaction Advisory practice and built the internal trade management system for managing the firm’s assets. Mr. Maloney was a founding member of Ernst & Young’s Distributed Ledger Technology group, and led global blockchain development for the firm. From June 2013 to September 2017, he assisted in the development of numerous blockchain applications for clients across a variety of industries. Mr. Maloney was an Adjunct Professor at Fordham Law School and Fordham Gabelli Business, (August 2019 - July 2024), and co-taught “Blockchain, Virtual Currencies, and Tokens: Business and  Legal Issues” at Wharton School of Business (Jan 2022 - Dec 2023). Mr. Maloney has a B.A. degree from Fordham University.

Director since: July 2021 Board Committees: Audit Committee and Investment Committee	Qualifications: Mr. Maloney’s experience as a digital currency and blockchain expert, as well as his leadership roles in cryptocurrency mining, blockchain technology development, and advisory and educational capacities, in addition to his technical, strategic, and operational expertise across the digital asset ecosystem, make him well-qualified to serve on the Board.

Lori Love Director Age: 44	Ms. Love is a licensed CPA and an experienced finance professional with over 20 years of experience in accounting, finance, and risk management, both in public accounting and in the private sector. Her experience includes “C” level positions in cryptocurrency, energy, healthcare technology, financial services, and consulting services. From June 2022 to the present, Ms. Love has served as a Senior Manager for Eide Bailly’s outsourced managed services group. From October 2019 to December 2021, Ms. Love served as chief financial officer of CleanSpark, Inc., a NASDAQ listed company, where she was responsible for financial strategy, SEC financial reporting, and internal controls. From July 2015 to September 2019, Ms. Love was self-employed as a consultant where she provided out-sourced accounting services to various companies, including acting as chief financial officer for P2K Labs, LLC. Prior to 2015, Ms. Love served in the role of Senior Vice President of Finance at Provident Trust Group for over two years and as Vice President of Finance and Operations at WorldDoc, Inc. where she also served as a director. Prior to her work in the private sector, Ms. Love was an auditor with RSM McGladrey, where she focused primarily on financial services engagements. Ms. Love obtained her Bachelor of Business Administration (BBA) in Accounting from University of Nevada, Las Vegas and carries the CPA designation.

Director since: August 2023 Board Committees: Audit Committee (Chair)	Qualifications: Ms. Love’s experience as a chief financial officer, senior finance executive, and licensed CPA, as well as her expertise in accounting, financial reporting, and risk management, in addition to her leadership, operational, and regulatory experience, make her well-qualified to serve on the Board.

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David Sharbutt Director Age: 76	Mr. Sharbutt is a former business executive, who most recently served as CEO and Chairman of Alamosa Holdings, Inc., a provider of wireless communications services, which was acquired by Sprint Nextel Corporation in February 2006. Mr. Sharbutt had been Alamosa’s Chairman and a director since the company was founded in July 1998 and was named CEO in October 1999. Mr. Sharbutt has also been a director and Chairman of the Audit Committee of FutureCrest Acquisition Corp. since September 2025. Before joining Alamosa, Mr. Sharbutt was President and CEO of Hicks & Ragland Engineering Co., an engineering consulting company (now known as CHR Solutions). Mr. Sharbutt served on the board of directors of American Tower Corporation from July 2006 to May 2023. Mr. Sharbutt received a Bachelor of Science degree in electrical engineering from Texas Tech University in 1971.

Director since: August 2025 Board Committees: Nominating and Corporate Governance Committee (Chair) and Audit Committee	Qualifications: Mr. Sharbutt’s experience as a chief executive officer, board chair, and director, as well as his expertise in telecommunications, engineering services, and corporate governance, in addition to his leadership and strategic experience across multiple industries, make him well-qualified to serve on the Board.

Jason Edgeworth Director Age: 40	Mr. Edgeworth, age 40, serves as an Investment and Asset Manager at JPD Family Holdings, a Texas-based family office. In this capacity, he directs due diligence, transaction execution, and asset management for investments spanning the energy value chain. Since joining in 2020, he has been responsible for originating and evaluating strategic principal investments and managing portfolio operating companies, while concurrently serving as a director on multiple company boards. Mr. Edgeworth currently holds positions on the boards of HighPeak Energy, Inc. (NASDAQ: HPK), where he is the Independent Chairman of the Board of Directors and a member of both the Compensation Committee and the Nominating and Corporate Governance Committee. Additionally, he serves on the boards of Glacier Oil & Gas Corp., Borealis Alaska Oil, Inc., and the Alaska Oil & Gas Association, where he is a member of the Legal Steering Committee. His professional expertise includes upstream and midstream energy, infrastructure development, real estate, and strategic alternatives processes within these industry verticals. Prior to his tenure at JPD Family Holdings, Mr. Edgeworth was with U.S. Capital Advisors LLC from June 2013 to February 2020, where he ultimately served as Executive Director of Investment & Merchant Banking. At U.S. Capital Advisors, he led due diligence and execution for various public equity and private capital transactions, including initial public offerings, follow-on offerings, at-the-market programs, preferred financings, and mergers and acquisitions, with a primary focus on the exploration and production, midstream, and real estate sectors. He holds a Master of Arts in International Relations from the University of St. Andrews and is a Chartered Alternative Investment Analyst.

Director since: November 2025 Board Committees: Investment Committee (Chair) and Compensation Committee	Qualifications: Mr. Edgeworth’s business experience as an investment and asset manager and as a director and board chair of entities across the energy value chain, as well as capital markets, governance, and operations experience, in addition to his knowledge, financial expertise, and leadership qualities and roles, make him well-qualified to serve on the Board.

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Olivia Howe Director Age: 40	Ms. Howe, age 40, currently serves as the Chief Legal Officer of RigUp, Inc., a source-to-pay software and services company focused on empowering energy professionals and streamlining field operations. Over the past seven years in this role, she has advised the company and its board of directors on legal and business issues and is a member of the company’s management committee. Prior to joining RigUp, Ms. Howe spent seven years in private practice at Vinson & Elkins as a securities litigator, representing public and private companies, partnerships, and officers and directors in M&A litigation, securities litigation, corporate governance, and general commercial disputes. She earned her bachelor’s degree from Texas A&M University, her J.D. from Southern Methodist University and Harvard Law School, and her LL.M. in Securities and Financial Regulation from Georgetown University Law Center.

Director since: November 2025 Board Committees: Compensation Committee (Chair) and Nominating and Corporate Governance Committee

Qualifications: Ms. Howe’s legal and business experience as Chief Legal Officer of a technology-driven source-to-pay software and services company, as well as her background in securities litigation, corporate governance, and M&A matters, in addition to her knowledge, leadership, and advisory experience with boards and management, make her well-qualified to serve on the Board.

Robert Sechan Director Age: 56	Mr. Sechan is currently the CEO, Managing Partner, and Co-Founder of NewEdge Wealth, and Co-Managing Partner of NewEdge Capital Group. He began his career as a financial advisor at Morgan Stanley, specializing in portfolio management and asset allocation. Mr. Sechan subsequently served as a Managing Director at Lehman Brothers, where he managed a prominent family office business. He later joined UBS Financial Services as a Managing Director and Head of the Intellectual Capital Subcommittee, where he guided the firm’s tactical investment process for wealthy families and institutional clients. In 2020, Mr. Sechan co-founded NewEdge Wealth with three partners. He is a frequent commentator on financial and economic issues, with insights featured on CNBC, Fox Business, and Bloomberg TV. Mr. Sechan has been recognized by both Barron’s and Forbes as a Top 100 Financial Advisor. He earned a Master of Business Administration in Finance and Economics and a Bachelor of Science degree in Industrial Management and Economics from The Tepper School of Business at Carnegie Mellon University.

Director since: November 2025 Board Committees: Compensation Committee, Nominating and Corporate Governance Committee and Investment Committee	Qualifications: Mr. Sechan’s business experience as a financial executive, advisor, and co-founder of a national wealth management firm, as well as his expertise in portfolio management, asset allocation, and investment strategy developed through senior leadership roles at leading financial institutions, in addition to his industry knowledge and leadership capabilities, make him well-qualified to serve on the Board.

The Board Recommends a Vote “FOR” Each of the Nominees Named Herein for Election as Director

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CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS AND ITS COMMITTEES

Committees of the Board of Directors

The Board has an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and an Investment Committee. Members of each committee are elected by the Board and serve until their successors are elected and qualified. The charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee can be found in the corporate governance section of our website at bitminetech.io.

Audit Committee		Current Members (All Independent)
The Audit Committee oversees and reports to the Board on various auditing and accounting-related matters, including:		Chairman:

●	the maintenance of the integrity of our financial statements, reporting process and systems, internal accounting and financial controls;	Lori Love

●	the evaluation, compensation and retention of our independent registered public accounting firm;	Members:

●	the performance of internal audit; legal and regulatory compliance, including our disclosure controls and procedures; and	David Sharbutt

●	oversight over our risk management and cybersecurity policies and procedures.	Michael Maloney

Lori Love and David Sharbutt have been determined by our Board to be “audit committee financial experts” as defined under the rules of the SEC and to satisfy the independence requirements of Audit Committee members required by the NYSE Listed Company Manual.		Meetings in 2025: 4

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Nominating and Corporate Governance Committee		Current Members (All Independent)
The Nominating and Corporate Governance Committee advises the Board and makes recommendations regarding appropriate corporate governance practices. Pursuant to its charter, the Nominating and Corporate Governance Committee:		Chairman: David Sharbutt

●	advises the Board and makes recommendations regarding appropriate corporate governance practices and assists the Board in implementing those practices;

●	guides the evaluation of the Board and its committees;	Members:

●	assists the Board with the identification and nomination of individuals qualified to become members of the Board;	Olivia Howe

●	develops and maintains a succession plan for our President and CEO;	Robert Sechan

●	assists the Board in ensuring proper attention and effective response to stockholder concerns regarding corporate governance;	Meetings in 2025: 2

●	assesses the potential impact of service on another public company board by a director relating to the director’s time and availability, potential conflict of interest issues and his or her status as an independent director;

●	assesses conflicts of Board members; and

●	reviews and evaluates committee structures.

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Compensation Committee		Current Members (All Independent)
The Compensation Committee oversees compensation for our executive officers and our incentive compensation and benefit plans. Pursuant to its charter, the Compensation Committee:		Chairman:

●	reviews, modifies (if necessary), approves, and recommends for Board approval, the compensation program and corporate goals relevant to compensation of the CEO and other senior management;	Olivia Howe

●	reviews, modifies (if necessary) and approves, the compensation program and corporate goals relevant to compensation of other members of senior management;	Members:

●	evaluates the performance of the Company’s CEO and, in consultation with the CEO, the Company’s other executive officers and other members of the Company’s senior management in light of those goals and objectives; and	Jason Edgeworth

●	administers and oversees the enforcement of the Company’s clawback policy to recover incentive compensation that was erroneously paid in the event of a financial restatement or misconduct.	Robert Sechan

Each member of the Compensation Committee has been determined by our Board to satisfy the independence requirements of Compensation Committee members required by the NYSE Listed Company Manual.		Meetings in 2025: 4

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Investment Committee		Current Members (All Independent)
The Investment Committee oversees the Company’s investment strategy, capital allocation, treasury activities, and related risk management, including oversight of the Company’s digital asset staking operations. Pursuant to its charter, the Investment Committee:		Chairman: Jason Edgeworth

●	reviews, modifies (if necessary), approves, and recommends for Board approval the Company’s investment policy, strategic asset allocation, and portfolio construction guidelines, including liquidity parameters and diversification objectives;	Members: Mike Maloney

●	reviews, modifies (if necessary), and approves material investment strategies and mandates, including the selection, retention, and oversight of external managers, advisors, custodians, and staking service providers;	Robert Sechan Meetings in 2025: 0 (The Investment Committee was formed in September of 2025).
●	evaluates investment performance relative to benchmarks and risk objectives, including portfolio- and strategy-level results, and, as applicable, validator performance, staking rewards, penalties, and risk indicators; and

●	oversees risk, compliance, and controls across investment activities, including custody and key-management standards, incident response protocols, regulatory and financial reporting considerations, and the review and approval of material disclosures related to investment and staking activities for inclusion in public reports.

Board Leadership Structure

Our Board is led by Thomas Lee, an independent director and Chairperson of the Board (the “Board Chair”). The Board has carefully considered our leadership structure and believes that, at this time, the interests of the Company and its stockholders are best served by having the positions of Board Chair and CEO of the Company filled by different individuals. This allows the CEO to focus on the Company’s day-to-day operations while allowing the Board Chair to lead the Board in providing guidance and oversight to management. We believe that Mr. Lee’s extensive leadership experience and cryptocurrency background qualifies him for his role as Board Chair. The Board welcomes and considers any input received from our stockholders regarding the Board’s leadership structure and informs stockholders of any change in the Board’s leadership structure by updates to our corporate website and disclosures in our annual proxy statements and other regulatory filings.

Under the Company’s governance policies, our Board Chair has the authority to call meetings of the directors. The Board Chair presides over and establishes the agenda for our Board meetings. Along with other members and committees of the Board, the Board Chair is also tasked to review the annual performance of the Board’s committees as well as areas of key risk to the Company.

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The Board believes that management speaks on behalf of the Company. Under the Board’s communications policies, individual directors, including the Board Chair, are not authorized to meet with or otherwise communicate with stockholders, research analysts, vendors, the press or other external constituencies unless (a) such communication is requested by the Board Chair, the CEO, or the full Board, or (b) the communication is necessary for the director to fulfill their responsibilities under the applicable committee charter.

The Board is committed to independent leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance. In accordance with the NYSE listing standards, a majority of the members of our Board are independent, and only independent directors serve on the Audit Committee, the Compensation Committee, and the Nominating & Governance Committee, each of which is supported by an appropriate charter and may hold executive sessions without management present. Additionally, each member of the Board has access to the Company’s books, records and reports, and members of management are available at all times to answer their questions.

The Nominating & Governance Committee, which consists entirely of independent directors, also periodically examines our Board’s leadership structure, as well as other governance practices, and conducts an annual assessment of the Board’s and each committee’s effectiveness. The Nominating & Governance Committee has determined that the present leadership structure is effective and appropriate.

As a result of its committee system and composition of a majority of independent directors, the Board believes it maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs, and Board evaluation. We believe that the leadership structure of the Board, including the independent committees of the Board, is appropriate and enhances the Board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders. Further, we believe that Mr. Tsang’s role as CEO and director, combined with Mr. Lee’s role as an independent Board Chair, results in effective and robust governance, creating strong accountability while enhancing our ability to communicate our message and strategy clearly and consistently to stockholders.

Oversight of Risk

One of the key functions of the Board is to oversee our risk management process. The Board’s oversight of the material risks faced by the Company occurs directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight.

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In particular, the Board and the Audit Committee are generally responsible for overseeing management of the various operational, financial, accounting, legal and human resources-related risks faced by the Company. The Board and/or the Audit Committee fulfills this responsibility by requesting and reviewing reports and presentations from management regarding its business strategies, financial and operating forecasts, and specific risks, including, among other things: risks related to cryptocurrency market volatility; the future growth and development of the Ethereum and Bitcoin digital ecosystems; operational and custody risks of our digital assets; regulatory, legal and policy risks; energy sourcing and costs; the performance and maintenance of immersion cooling and data center equipment; cybersecurity and data center infrastructure; compliance with evolving digital asset regulations; environmental, health, safety and regulatory matters; information technology; insurance coverage; physical security of assets; the creditworthiness of counterparties; the Company’s liquidity status with respect to applicable financial covenants; public disclosures; litigation and governance matters; and compensation-related risks. For more information on the Board’s management of risk related to cybersecurity, please see our disclosures under Item 1C. Cybersecurity of our Annual Report. The Audit Committee also oversees the implementation and effectiveness of the Company’s compliance program, and reviews specific financial and legal matters as requested by the full Board from time to time. The senior executives periodically report to the Audit Committee and the Board on other operational, financial, legal, and human resources-related risks as they may arise from time to time.

Further, the Compensation Committee assesses and monitors whether any of our compensation policies and programs create risks or encourage conduct that would be reasonably likely to have a material adverse effect on the company. The Nominating & Governance Committee is additionally responsible for identifying risks associated with, and, as needed, implementing risk management plans and policies for, leadership succession, with approval from the Board. The Board and its committees further oversee additional risks including, as appropriate and without limitation, business, industry, economic, safety, cybersecurity, and environmental, social and governance (“ESG”) risks.

The Board, or the appropriate committee, assesses existing and significant emerging risks on an ongoing basis as they arise. While the Board applies similar oversight standards to all material risks facing the company, focusing more frequently on the areas that represent more immediate risks, individual risks generally differ in duration and severity, and timeframes required for effective mitigation may vary greatly or change over time as risk environments evolve. Thus, the Board may adjust its oversight strategy on a case-by-case basis, as appropriate.

We believe that our approach to risk oversight, as described above, optimizes our ability to assess relationships among the various risks, make informed cost-benefit decisions, and approach emerging risks in a proactive manner for the Company. We also believe that our risk oversight structure complements our current Board leadership structure, as it allows our non-management directors, through its three fully independent Board committees, as well as Mr. Lee as independent Board Chair, to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

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Director Qualifications

In evaluating the Board’s composition and in identifying, evaluating and recommending director candidates, the Nominating and Governance Committee considers the Company’s current and future strategic needs. We believe a diverse set of skills and experiences is necessary to bring valuable, unique and complementary perspectives to Board deliberations and the oversight of the Company’s affairs. As part of its ongoing review of the Board’s composition, the Nominating and Governance Committee takes into account various factors, including:

●	Feedback on director attributes and performance collected through Board and Committee assessments;
●	The current and desired skills and experiences necessary to support the Board and its committees;
●	Insights from the Board’s evaluation process and the expertise of existing directors;
●	Changes in the Company’s business strategy and operating environment; and
●	Anticipated director retirements.

In evaluating director candidates, the Nominating and Governance Committee considers, among other factors:

●	The candidate’s business background and relevant experience;
●	Alignment of the candidate’s skills and competencies with the company’s strategic goals and challenges;
●	How the candidate’s expertise, skills, and knowledge complement those of existing Board members;
●	The candidate’s character, judgment, diversity of experience, business acumen, and ability to represent stockholder interests;
●	The candidate’s independence under applicable SEC and NYSE standards; and
●	The candidate’s ability to commit sufficient time and energy to effectively serve as a Board member.

In recommending director candidates, the Nominating and Governance Committee will consider how a candidate’s skills and experience, as well as diversity and other factors, complement those of the current Board, but the Committee has not adopted a formal policy with respect to Board diversity.

The Board believes that each of its directors and director nominees understands fully the responsibilities of service as a director and the governance requirements applicable to public companies resulting from the orientation and ongoing education provided by the Company’s counsel and their service on the boards of directors of other public companies and the Company.

The Nominating and Governance Committee, in recommending director candidates, considers diversity based on the extent to which a candidate’s skills and experiences in the areas described above differ from and compliment those of the other members of the Board. A candidate is nominated only if the Nominating and Governance Committee believes the combination of the candidate’s skills and experiences will bring a unique and complementary perspective to Board deliberations and to the oversight of the Company’s affairs.

Directors’ Attendance at Meetings of the Board and Annual Meeting of Stockholders

The Board held 15 meetings in 2025 and each of the incumbent directors attended at least 75% of the meetings of the Board and the respective committees on which he or she served during his or her time of service. During 2025, our independent directors met in an executive session, as necessary, at regularly scheduled Board meetings. Our Chairman of the Board presided at each such meeting.

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Subject to the Board’s policies on communications, the Board encourages interaction with stockholders and recognizes that annual meetings of the stockholders provide a venue where stockholders can access and interact with our directors. Accordingly, while we do not have a policy requiring our directors to attend annual meetings of the stockholders, each member of the Board is encouraged to attend the meetings.

Communicating with the Board of Directors

Our stockholders and other interested parties may send written communications directly to the board or to specified individual directors, including the Chairman or any other non-management directors, by sending such communications to our corporate headquarters. Such communications will be reviewed by our outside legal counsel and, depending on the content, will be:

●	forwarded to the addressees or distributed at the next scheduled board meeting;
●	if they relate to financial or accounting matters, forwarded to the audit committee or distributed at the next scheduled audit committee meeting;
●	if they relate to executive officer compensation matters, forwarded to the compensation committee or discussed at the next scheduled compensation committee meeting;
●	if they relate to the recommendation of the nomination of an individual, forwarded to the full board or discussed at the next scheduled board meeting; or
●	if they relate to our operations, forwarded to the appropriate officers of our company, and the response or other handling of such communications reported to the board at the next scheduled board meeting.

These policies and procedures are not intended to alter or amend the requirements a stockholder must satisfy in order to (1) present a stockholder proposal at a meeting of stockholders, (2) nominate a candidate for the Board, (3) recommend a candidate for the Board for consideration by the Nominating and Corporate Governance Committee or (4) have the stockholder’s proposal or nomination included in our proxy statement in accordance with Rule 14a-8 or Rule 14a-19 of the Exchange Act, all of which are described elsewhere in this Proxy Statement.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership in the Company’s securities. Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, filed electronically with the SEC during the year ended August 31, 2025, the Company believes that all Section 16(a) filings applicable to its directors, officers, and 10% stockholders were filed on a timely basis during the year ended August 31, 2025, except those listed below:

●	December 4, 2024: Jonathan Bates and Innovative Digital Investors Emerging Technology LP each filed one Form 4 late, relating to three transactions.

●	July 14, 2025: Thomas Lee filed one Form 3 late and one Form 4 late with respect to one transaction.

●	September 3, 2025: Jonathan Bates and Innovative Digital Investors Emerging Technology LP each filed one Form 5 to report five transactions that were not timely reported on Form 4. Additionally, each of Seth Bayles, Lori Love, Michael Maloney, Raymond Mow, Erik Nelson and Ryan Ramnath filed one Form 5 to report three transactions not timely reported on Form 4.

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Code of Ethics

The Company has adopted a Code of Ethics applicable to its principal executive, financial and accounting officers and persons performing similar functions, as well as all directors and employees of the Company. Our corporate governance guidelines and codes can be found in the corporate governance section of our website at bitminetech.io.

Related Party Transactions

We maintain a written policy that requires any related party transaction (as defined below) to be reviewed and approved by the disinterested members of our Audit Committee. A related party transaction is a transaction, proposed transaction, or series of similar transactions, in which (a) we are a participant, (b) the aggregate annual amount involved exceeds $120,000 and (c) a related person (as defined below) has or will have a direct or indirect material interest. A related person is (i) any person who is, or at any time since the beginning of our last fiscal year was, a director, executive officer, or nominee to become a director, (ii) a person known to be the 5% beneficial owner of any class of our voting securities, (iii) an immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer, nominee for director or more than 5% beneficial owner, and (iv) any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee for director or more than 5% beneficial owner. The written policy includes factors to be considered by the disinterested members of our Board when determining whether to approve a proposed related party transaction. Factors to be considered include the terms of the transaction with the related party, availability of comparable products or services from unrelated third parties, terms available from unrelated third parties and benefits provided to us by the transaction.

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EXECUTIVE AND DIRECTOR COMPENSATION

The following identifies the elements of compensation for fiscal years 2025 and 2024 with respect to our “named executive officers,” which term is defined by Item 402 of the SEC’s Regulation S-K to include (i) all individuals serving as our principal executive officer at any time during fiscal year 2025, (ii) our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers as of August 31, 2025 and whose total compensation (excluding nonqualified deferred compensation earnings) exceeded $100,000, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing item (ii) but for the fact that the individual was not serving as an executive officer of the Company as of August 31, 2025. These individuals are referred to as Bitmine’s “Named Executive Officers” or “NEOs.”

Introduction

For the fiscal year ended August 31, 2025, Company’s NEOs were:

●	Jonathan Bates, Former Chief Executive Officer(1)

●	Raymond Mow, Chief Financial Officer; and

●	Erik Nelson, President

(1)	On November 12, 2025, Mr. Bates resigned from his position as chief executive officer, and the Company’s Board appointed Chi Tsang as the Company’s new chief executive officer.

Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to the Company by our NEOs during the fiscal years ended August 31, 2025 and August 31, 2024. Additional information on our NEOs’ annual compensation for the 2025 fiscal year is provided in the narrative sections following the Summary Compensation Table.

Name and Principal Position	Fiscal Year	Salary	Bonus(1)	Stock Compensation(2)		All Other Compensation	Total
Jonathan Bates (2)	2025	300,000	935,000	367,740	(3)	-	1,602,740
Former Chief Executive Officer	2024	-	-	622,120	(4)	-	622,120

Raymond Mow	2025	120,000	425,000	466,273	(5)	-	1,011,273
Chief Financial Officer	2024	-	-	155,115	(6)	-	155,115

Erik Nelson	2025	120,000	170,000	466,273	(7)	-	756,273
President	2024	-	-	63,871	(6)	-	63,871

(1)	Amounts in this column for 2025 represent discretionary annual bonuses, as described under “Narrative Disclosure to the Summary Compensation Table-Cash Bonuses” below.

(2)	Mr. Bates served as our chief executive officer from May 2022 to November 2025.

(3)	Represents 24,000 shares of restricted stock granted to Mr. Bates, all of which were immediately vested, at an average valuation price of $15.32 per share. This valuation was computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, using the reasonable application of a reasonable valuation method.

(4)	Represents 150,000 Series A Preferred Shares granted to Mr. Bates on August 31, 2022, which vested on January 15, 2025. Each Preferred Share was valued at its liquidation preference of $10 per share for a total value of $1,500,000, amortized to expense by us pro rata from the period from September 1, 2022 through January 15, 2025.

(5)	Represents 46,000 shares of restricted stock granted to Mr. Mow, all of which were immediately vested, at an average valuation price of approximately $10.13 per share. This valuation was computed in accordance with FASB ASC Topic 718, using the reasonable application of a reasonable valuation method.

(6)	These amounts represent restricted stock granted to each of Mr. Mow and Mr. Nelson, all of which vested on January 15, 2025. These shares were valued at $8.80 (post-reverse stock split), amortized to expense by us pro rata from the period from September 1, 2022 through January 15, 2025. The assumptions used to value the stock compensation are as follows:

●	Our common stock is very thinly traded and not indicative of the fair market value of the common stock;

●	During the fiscal year ended August 31, 2022, we conducted a Unit Offering, each Unit consisting of one share of common stock and two warrants, and sold $5,152,500 worth of the Unit Offering at a price of $1.25 per Unit;

●	We used the Unit Offering as an indication of the fair market value of our common stock and performed a Black Scholes analysis to determine the respective values of the common stock and warrants included in the Unit Offering. The Black Scholes analysis yielded a value of $8.80 per share (post-reverse stock split) for the common stock.

(7)	Represents 46,000 shares of restricted stock granted to Mr. Nelson, all of which were immediately vested, at an average valuation price of approximately $10.13 per share. This valuation was computed in accordance with FASB ASC Topic 718, using a reasonable application of a reasonable valuation method.

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Narrative Disclosure to the Summary Compensation Table

Compensation Philosophy

The Board is responsible for creating and reviewing the compensation of our executive officers, as well as overseeing our compensation and benefit plans and policies and administering our equity incentive plans. We believe in providing a competitive total compensation package to executives through a combination of base salary, annual performance bonuses, and long-term equity awards. The executive compensation program is designed to achieve the following objectives:

●	provide competitive compensation that will help attract, retain and reward qualified executives;

●	align executives’ interests with our success by making a portion of the executive’s compensation dependent upon corporate performance; and

●	align executives’ interests with the interests of stockholders by including long-term equity incentives.

The Board believes that our executive compensation program should include annual and long-term components, including cash and equity-based compensation, and should reward consistent performance that meets or exceeds expectations. The Board evaluates both performance and compensation to make sure that the compensation provided to executives remains competitive relative to compensation paid by companies of similar size and stage of development operating in the payment processing industry and taking into account our relative performance and its own strategic objectives.

Base Salary

Each NEO receives a base salary to compensate him for the satisfactory performance of services rendered to Bitmine. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for the NEOs have generally been set at levels deemed necessary to attract and retain individuals with superior talent.

Beginning September 1, 2024, we orally agreed to accrue compensation at the rate of $25,000 per month for Mr. Bates and $10,000 per month for Mr. Mow and Mr. Nelson respectively, to be paid when we have sufficient additional capital. In July 2025, the Board determined that the Company had sufficient capital, and we began paying base salary compensation to each of our NEOs at the aforementioned rates. As of August 31, 2025, the NEOs’ base salary rates were as follows: (i) Mr. Bates, $300,000, (ii) Mr. Mow, $120,000, and (iii) Mr. Nelson, $120,000.

On September 1, 2025, the Company entered into employment agreements with each of our NEOs (the “Employment Agreements”), as described under “Employment Agreements” below. Pursuant to the employment agreements, our NEO’s base salary was increased as follows: (i) Mr. Bates, $750,000, (ii) Mr. Mow, $350,000, and (iii) Mr. Nelson, $240,000.

Cash Bonuses

The NEOs have the opportunity to earn discretionary annual performance-based cash bonuses as determined by the Compensation Committee. For fiscal year 2025, the Compensation Committee awarded discretionary bonuses to the NEOs as follows: (i) Mr. Bates, $935,000, (ii) Mr. Mow, $425,000, and (iii) Mr. Nelson, $170,000.

After September 1, 2025, NEOs’ bonuses were determined as set forth in their respective employment agreements. See “Employment Agreements” below for further detail.

Benefits Plans

The Company does not currently sponsor a 401(k) defined contribution plan or any other retirement plan. In the event the Company adopts such a plan in the future, our NEOs would be eligible to participate on the same terms as other eligible employees.

Equity Compensation

On August 31, 2022, Mr. Bates was awarded 150,000 Series A Preferred Shares, which vested on January 15, 2025. Also on August 31, 2022, Mr. Mow and Mr. Nelson were awarded 850,000 shares of common stock and 350,000 shares of common stock, respectively, all of which vested on January 15, 2025.

On August 28, 2024, the Board approved restricted stock awards for the NEOs as part of their fiscal year 2025 compensation package. Each restricted stock award was immediately vested upon issuance in fiscal year 2025. Mr. Bates was awarded 75,000 shares of restricted stock, and Mr. Mow and Mr. Nelson were each awarded 45,000 shares of restricted stock. These awards were subsequently adjusted in accordance with the 1-for-20 reverse stock split that occurred effective May 15, 2025.

Additionally, each of our NEOs received stock awards in compensation for their service on the Bitmine Board.

For a description of our Board compensation program, see “Director Compensation” below.

Outstanding Equity Awards At Fiscal Year-End

The Company did not grant options in fiscal year 2025, and all stock awards granted to our named executive officers in fiscal year 2025 were immediately vested. Therefore, there were no outstanding equity awards as of August 31, 2025.

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Equity Incentive Plans

2025 Equity Incentive Plan

We established a 2025 Equity Incentive Plan (the “2025 Equity Incentive Plan”), effective May 2, 2025, for the benefit of the directors, officers, independent contractors, and key employees. Awards under the 2025 Equity Incentive Plan may be made in the form of (i) Incentive Stock Options; (ii) Nonqualified Stock Options; and (iii) Restricted Stock. The aggregate number of shares reserved for issuance under the 2025 Equity Incentive Plan is 3,750,000 shares of common stock (on a post-split basis).

To date, the 2025 Equity Incentive Plan has not been submitted for stockholder approval and no awards have been granted under the 2025 Equity Incentive Plan. If the 2025 Omnibus Incentive Plan (the “2025 Omnibus Plan”) described below is approved, we intend that it will replace and supersede the 2025 Equity Incentive Plan.

2025 Omnibus Incentive Plan

At the Annual Meeting, the Company will request stockholder approval for the 2025 Omnibus Plan, which will become immediately effective upon such approval. The 2025 Omnibus Plan is intended to promote the long-term success of the Company by aligning the interests of employees, directors and consultants with those of our stockholders, encouraging individual performance, fostering teamwork and enabling us to attract and retain the talent necessary to drive our growth following the direct listing of our common stock.

The 2025 Omnibus Plan authorizes the grant of a broad array of equity and cash-based awards, including incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards (including performance-conditioned restricted stock and restricted stock units), other share-based awards and other cash-based awards, or any combination of the foregoing, each as determined by the plan administrator.

The 2025 Omnibus Plan initially reserves 15,400,000 shares of our common stock for issuance, subject to adjustment for stock splits, recapitalizations and similar events. Shares underlying awards that expire, are forfeited, or are settled in cash (including shares surrendered or withheld to cover exercise prices or tax withholding obligations) generally become available again for future awards under the 2025 Omnibus Plan; however, shares tendered to pay an exercise price, withheld to satisfy tax obligations, or repurchased on the open market with option proceeds will not again become available for issuance.

The Board administers the 2025 Omnibus Plan and may delegate its authority to a committee of the Board or, within prescribed limits, to one or more officers. The administrator has broad discretionary authority to, among other things: select eligible participants; determine the type, size and terms of awards (including performance goals, vesting conditions, exercise prices and expiration dates); accelerate or extend vesting or exercise; interpret and amend the plan and outstanding awards; and establish rules for plan administration.

Options and stock appreciation rights (“SARs”) granted under the 2025 Omnibus Plan must have an exercise price (or base price, in the case of SARs) at least equal to the fair market value of our common stock on the date of grant (110 percent of fair market value for incentive stock options granted to holders of 10 percent or more of our total voting power). Options and SARs may have a term of up to ten years, except that incentive stock options granted to 10 percent stockholders may not exceed a five-year term. The administrator determines vesting schedules for all awards; however, stock options and other full-value awards are generally expected to vest over time or upon achievement of performance goals.

Upon certain changes in our capitalization (for example, stock splits, mergers or similar events), the administrator will make equitable adjustments to the number and type of shares reserved under the 2025 Omnibus Plan and to outstanding awards (including, as applicable, the number of shares and exercise prices). In connection with a change in control, the administrator may, in its discretion, provide for the assumption, substitution, or cash-out of outstanding awards, or for their termination if the exercise price equals or exceeds the consideration payable to stockholders. If a participant’s employment is terminated without Cause or resigns for Good Reason (as each term is defined in the applicable award agreement or other applicable agreement) within twelve months after a change in control, the participant’s awards under the 2025 Omnibus Plan will become fully vested.

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The 2025 Omnibus Plan allows the administrator to establish procedures for satisfying tax-withholding obligations, including by withholding shares otherwise deliverable upon exercise, vesting or settlement, or by accepting previously owned shares. Awards may be settled in shares, cash, or a combination of both, as provided in the applicable award agreement.

Unless earlier terminated by the Board, the 2025 Omnibus Plan will be unlimited in duration, provided that no awards will be made under the plan on or after the tenth anniversary of the effective date.

The foregoing summary of the 2025 Omnibus Plan is qualified in its entirety by reference to the full text of the plan, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated herein by reference.

Employment Agreements

Effective September 1, 2025, the Company entered into agreements with certain NEOs, the material terms of which are summarized below. In connection with the appointment of its new chief executive officer, Chi Tsang, the Company intends to enter into new employment agreements with its executive officers.

Each agreement described below contains confidentiality, non-competition, and dispute resolution provisions. Capitalized terms appearing in the following descriptions but not defined therein are defined in the applicable agreement. The summary below is qualified in all respects by reference to the underlying agreement.

Jonathan Bates. Mr. Bates was a party to an employment agreement with Bitmine under which he served as Chief Executive Officer (the “Bates Agreement”). The Bates Agreement provides for an annual base salary of $750,000; a minimum annual cash bonus of $375,000, payable in equal quarterly installments; and performance-based compensation of $787,500, subject to achievement of performance metrics to be determined by the Board. The Bates Agreement also provides for an annual equity award with a grant-date fair value of $1,125,000, granted in the form of restricted stock units (“RSUs”). These RSUs are subject to quarterly approval by the Compensation Committee and vest in four equal installments in November, February, May and August of each fiscal year, contingent upon the executive’s continuous employment through each vesting date. Additionally, the Bates Agreement provides for severance payments under certain situations (as described in “Severance and Change of Control Benefits” below).

Raymond Mow. Mr. Mow is a party to an employment agreement with Bitmine under which he serves as Chief Financial Officer (the “Mow Agreement”). The Mow Agreement provides for an annual base salary of $350,000; a minimum annual cash bonus of $105,000, payable in equal quarterly installments; performance-based compensation of $113,750, subject to achievement of performance metrics to be determined by the Board. The Mow Agreement also provides for an annual equity award with a grant-date fair value of $455,000, granted in the form of RSUs. These RSUs are subject to quarterly approval by the Compensation Committee and vest in four equal installments in November, February, May and August of each fiscal year, contingent upon the executive’s continuous employment through each vesting date. Additionally, the Mow Agreement provides for severance payments under certain situations (as described in “Severance and Change of Control Benefits” below).

Erik Nelson. Mr. Nelson is a party to an employment agreement with Bitmine under which he serves as President (the “Nelson Agreement”). The Nelson Agreement provides for an annual base salary of $240,000; a minimum annual cash bonus of $52,500, payable in equal quarterly installments; and an annual equity award with a grant-date fair value of $113,750, granted in the form of RSUs. These RSUs are subject to quarterly approval by the Compensation Committee and vest in four equal installments in November, February, May and August of each fiscal year, contingent upon the executive’s continuous employment through each vesting date. Additionally, the Nelson Agreement provides for severance payments under certain situations (as described in “Severance and Change of Control Benefits” below).

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Severance and Change of Control Benefits

As of August 31, 2025, the Company did not have any agreements with our named executive officers or directors which provide for severance or change of control benefits.

The Employment Agreements, entered into effective September 1, 2025, provide the severance and change of control benefits set forth below. Capitalized terms appearing in the following descriptions but not defined therein are defined in the applicable agreement.

If the executive’s employment is terminated by the Company for Cause or by the executive without Good Reason, subject to satisfying certain conditions, the executive would be entitled to a lump-sum cash payment equal to one year of his total cash compensation.

If the executive’s employment is terminated by the Company without Cause, by the executive with Good Reason, or due to the executive’s death or Disability, subject to satisfying certain conditions, the executive would be entitled to a lump-sum cash payment equal to two years of his total cash compensation.

In connection with Mr. Bates’s resignation as chief executive officer, the Company and Mr. Bates entered into a Separation Agreement, consistent with the terms of the Bates Agreement, pursuant to which Mr. Bates received a lump sum payment of $1,912,500.00.

Director Compensation

As of August 31, 2025, the Company had four non-employee directors, Michael Maloney, Seth Bayles, Lori Love, and John Kelly, and three employee directors, Mr. Bates, Mr. Mow and Mr. Nelson. Our employee directors receive compensation for their service on the Bitmine Board on the same basis as non-employee directors. For a description of Mr. Bates’s, Mr. Mow’s and Mr. Nelson’s compensation and employment agreements, see the above titled sections “Executive Compensation– Summary Compensation Table” and “Executive Compensation – Employment Agreements.”

The Bitmine Board periodically reviews director compensation to ensure that it remains competitive and aligned with Bitmine’s business objectives and long-term stockholder value. Our director compensation program is designed to attract, retain, incentivize, and reward directors who contribute to the Company’s long-term success.

During the fiscal year ended August 31, 2025, directors received compensation solely in the form of shares of the Company’s common stock. Directors did not receive cash compensation but were reimbursed for reasonable business-related travel expenses. For service on the Board, directors received 45,000 shares per quarter, and for service on each Board committee, directors received 15,000 shares per quarter.

Following fiscal year-end, the Board approved a revised non-employee director compensation program effective November 2025 (with November service prorated). Under the program, directors will receive compensation in shares of common stock through December 31, 2025, and beginning January 1, 2026, may elect to receive either common stock or stock options with an exercise price equal to $1.00 above the closing price of the common stock as of January 1 of each calendar year. Compensation levels are: 833 shares per month for Board service (or 2,500 options), 250 shares per month for each committee on which the director serves (or 750 options) and additional monthly compensation for committee chairs of 250 shares (or 750 options) and 125 shares (or 375 options) for the Audit Committee chair. The option equivalents beginning January 1, 2026, are proportionate to the share amounts described above.

Director Compensation Table

The following table details the total compensation earned by our non-employee directors during the year ended August 31, 2025.

Name	Stock Awards ($) (1)(2)	Total ($)
Michael Maloney	230,250	230,250
Seth Bayles	145,650	145,650
Lori Love	256,650	256,650
John Kelly	392,580	392,580

(1)	Values in this column for Mr. Maloney, Mr. Bayles, and Ms. Love represent average valuation prices of $15.35, $16.18, and $17.11 per share, respectively. This valuation was computed in accordance with FASB ASC Topic 718, using a reasonable application of a reasonable valuation method.

(2)	The value in this column for Mr. Kelly, whose Board fees were awarded on August 31, 2025, represent the fair market value of $43.62 per share.

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AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended August 31, 2025, and discussed them with management and the Company’s independent registered public accounting firm, Bush & Associates CPA (“Bush”).

The Audit Committee has discussed with Bush the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee has also received and reviewed the written disclosures and the letter from Bush required by applicable requirements of the Public Company Accounting Oversight Board regarding Bush’s communications with the Audit Committee concerning independence and has discussed with Bush its independence from the Company.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2025.

By the Audit Committee of the Board of Directors of Bitmine Immersion Technologies, Inc.

Lori Love, Chairman

David Sharbutt

Michael Maloney

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PROPOSAL 2 – THE CHARTER AMENDMENT PROPOSAL

On December 8, 2025, the Board unanimously adopted and declared the advisability of an amendment to the Amended and Restated Certificate of Incorporation (the “Charter”) to increase the total number of shares of Common Stock the Company is authorized to issue from 500,000,000 shares to 50,000,000,000 shares (the “Charter Amendment”). The Board further directed that the Charter Amendment be considered at the annual meeting. Accordingly, at the annual meeting, stockholders will vote on a proposal to approve the Charter Amendment.

The form of the certificate of amendment is attached as Annex A to this proxy statement. If approved by the stockholders, the amendment to the Charter will become effective upon the filing of the certificate of amendment with the Delaware Secretary of State, which will occur as soon as reasonably practicable after the Annual Meeting.

Description of the Amendment to the Charter

If the Charter Amendment is approved, the Board will be authorized to issue the additional shares of Common Stock, in its discretion, without further approval of the stockholders, and the Board does not intend to seek stockholder approval prior to any issuance of the shares of Common Stock, unless stockholder approval is required by applicable law or securities exchange rules.

The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock the Company is presently authorized to issue. Holders of shares of Common Stock are entitled vote on all matters submitted to Company stockholders for their vote or approval. Each share of Common Stock has the voting power of one vote. Under the terms of the Company Bylaws, directors will be elected by a plurality of the votes cast by Company’s stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the Company’s stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by Company’s stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the charter, the Company’s Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter. Holders of shares of Common Stock are entitled to receive dividends, as and if declared by the board of directors out of legally available funds. Upon the liquidation or dissolution of the Company, the holders of shares of Common Stock are entitled to share ratably in those of Company’s assets that are legally available for distribution to Company stockholders after payment of liabilities and subject to the prior rights of the holders of preferred stock then outstanding.

Reasons for the Amendment to the Charter

The Board believes approval of the Charter Amendment is in the best interests of the Company and its stockholders. The authorization of additional shares of Common Stock will allow the Company to explore opportunities for strategic transactions that could result in the issuance of Common Stock, including equity capital raises, as they arise or as the Company’s needs require. In addition, the Company has an at-the-market (“ATM”) offering program in place, pursuant to which it may, from time to time, offer and sell shares of Common Stock. Although the Company frequently reviews various transactions, the Company has no other current agreement or commitment to issue additional shares of its Common Stock.

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The Board also considered certain risks of the Charter Amendment. The issuance of additional shares of Common Stock for which authorization is sought may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of the Company’s capital stock. It may also adversely affect the market price of the Common Stock. However, if the issuance of additional shares of Common Stock allows the Company to pursue its business plan and grow its business, the market price of the Common Stock may increase.

While not intended as an anti-takeover provision, the additional shares of Common Stock for which authorization is sought could also be used by management to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock to purchasers who would oppose a takeover or favor the current Board. Although the Charter Amendment has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), approval of the proposal could facilitate future efforts by management to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Charter Amendment is not being presented with the intent that it be utilized as a type of anti-takeover device or to secure management’s positions within the Company.

Required Vote and Recommendation

Approval of the proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock. Neither Delaware law, nor the Charter or Bylaws, provides for appraisal or other similar rights for dissenting stockholders in connection with the proposal. Accordingly, stockholders will have no right to dissent and obtain payment for their shares. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” this proposal.

Board Recommendation

The Board Recommends a Vote “FOR” the Approval of the Charter Amendment Proposal

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PROPOSAL 3 – APPROVAL OF THE BITMINE IMMERSION TECHNOLOGIES, INC. 2025 OMNIBUS INCENTIVE PLAN

Overview

At the Bitmine Immersion Technologies, Inc. (the “Company”) annual meeting, stockholders will be asked to approve the Bitmine Immersion Technologies, Inc. 2025 Omnibus Incentive Plan (the “Plan”). The board of directors of the Company (the “Board”) adopted the Plan on November 21, 2025, subject to its approval by the stockholders of the Company. If the stockholders approve the Plan, it will become effective as of January 15, 2026.

Board Recommendation

If approved by Bitmine Immersion Technologies, Inc. stockholders, the Plan will become effective and will be administered by the Board or by a committee that our Board designates for this purpose (referred to below as the administrator), which will have the authority to make awards under the Plan.

After careful consideration, the Board believes that approving the Plan is in the best interests of Bitmine Immersion Technologies, Inc. The Plan promotes ownership in the Company by its employees, nonemployee directors and consultants, and aligns incentives between these service providers and stockholders by permitting these service providers to receive compensation in the form of awards denominated in, or based on the value of, Bitmine Immersion Technologies, Inc. Therefore, the Board recommends that the Bitmine Immersion Technologies, Inc. stockholders approve the Plan.

In evaluating this proposal to approve the Plan, stockholders should consider all of the information provided herein.

The Board has unanimously recommended that stockholders vote “FOR” the approval of the Plan.

Summary of the Material Features of the Plan

The following is a summary of the material features of the Plan. The summary is qualified in its entirety by reference to the complete text of the Plan attached as Annex B to this proxy statement.

Purpose; Types of Awards

The purposes of the Plan are to encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives, give participants an incentive for excellence in individual performance, promote teamwork among participants, and give the Company a significant advantage in attracting and retaining key employees, directors and consultants. To accomplish such purposes, the Plan provides that the Company may grant options, stock appreciation rights, restricted shares, restricted stock units, performance-based awards (including performance-based restricted shares and restricted stock units), other share-based awards, other cash-based awards or any combination of the foregoing.

Shares Subject to the Plan

A total of 15,400,000 shares of the Company’s common stock will be reserved and available for issuance under the Plan (the “Share Limit”). The maximum number of shares that may be issued pursuant to options intended to be incentive stock options will be equal to 15,400,000. Notwithstanding anything herein to the contrary, the maximum number of shares subject to awards granted during any fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year with respect to such director’s service as a non-employee director, shall not exceed $3,000,000 (calculating the value of any such awards based on the grant date fair market value of such awards for financial reporting purposes).

Shares issued under the Plan may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any shares of common stock subject to an award under the Plan that, after the date the Plan becomes effective, are forfeited, canceled, settled or otherwise terminated without a distribution of shares to a participant will thereafter be deemed to be available for awards with respect to shares of common stock. In applying the immediately preceding sentence, if (i) shares otherwise issuable or issued in respect of, or as part of, any award are withheld to cover taxes or any applicable exercise price, such shares will be treated as having been issued under the Plan and will not be available for issuance under the Plan, and (ii) any share-settled stock appreciation rights or options are exercised, the aggregate number of shares subject to such stock appreciation rights or options will be deemed issued under the Plan and will not be available for issuance under the Plan. In addition, shares tendered to exercise outstanding options or other awards, withheld to cover applicable taxes on any awards or repurchased on the open market using exercise price proceeds shall not be available for issuance under the Plan. For the avoidance of doubt, shares underlying awards that are subject to the achievement of performance goals will be counted against the share reserve based on the target value of such awards unless and until such time as such awards become vested and settled in shares, and awards that, pursuant to their terms, may be settled only in cash shall not count against the share reserve.

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Administration of the Plan

The Plan will be administered by the administrator, who is the Board, or, if and to the extent the Board does not administer the Plan, the committee. The administrator has the power to determine the terms of the awards granted under the Plan, including the exercise price, the number of shares subject to each award, and the exercisability and vesting terms of the awards. The administrator also has the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Plan. All decisions made by the administrator pursuant to the provisions of the Plan will be final, conclusive and binding.

Participation

Participation in the Plan will be open to employees, non-employee directors, or consultants, who have been selected as an eligible recipient under the Plan by the administrator. Awards of incentive stock options, however, will be limited to employees eligible to receive such form of award under the Code. As of December 9, 2025, it is expected that approximately 3 employees, 4 consultants and 7 of our non-employee directors will be eligible to participate in the Plan. We expect the number of eligible participants to increase over time as we engage additional service providers.

Types of Awards

The types of awards that may be made under the Plan are described below. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the administrator, subject to the Plan. To the extent that an award contains a right to receive dividends or dividend equivalents while the award remains unvested, the dividends and dividend equivalents will be accumulated and paid once and to the extent that the underlying award vests.

Stock Options

The Plan provides for grants of both nonqualified and incentive stock options. A nonqualified stock option entitles the recipient to purchase Company common stock at a fixed exercise price. The exercise price per share will be determined by the compensation committee but such price will never be less than 100% of the fair market value of an ordinary share on the date of grant. Fair market value will generally be the closing price of a share of Company common stock on Nasdaq on the date of grant. Nonqualified stock options under the Plan generally must be exercised within ten (10) years from the date of grant. A nonqualified stock option is an option that does not meet the qualifications of an incentive stock option as described below.

An incentive stock option is a share option that meets the requirements of Section 422 of the Code. Incentive stock options may be granted only to employees and the aggregate fair market value of a share of Company common stock determined at the time of grant with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own shares possessing more than 10% of the Company’s total combined voting power or that of any of the Company’s affiliates unless (i) the option exercise price is at least 110% of the fair market value of the shares subject to the option on the date of grant and (ii) the term of the incentive stock option does not exceed five (5) years from the date of grant.

Unless otherwise determined by the administrator, each vested and outstanding option granted under the Plan will automatically be exercised on the last business day of the applicable option term, to the extent that, as of such date, (i) the exercise price of such option is less than the fair market value of a share, and (ii) the holder of such option remains actively in service.

Stock Appreciation Rights

A SAR entitles the holder to receive an amount equal to the difference between the fair market value of a share of Company common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of Company common stock on the grant date), multiplied by the number of shares of Company common stock subject to the SAR (as determined by the administrator). Unless otherwise determined by the administrator, each vested and outstanding SAR granted under the Plan will automatically be exercised on the last business day of the applicable SAR term, to the extent that, as of such date, (i) the exercise price of such SAR is less than the fair market value of a share, and (ii) the holder of such SAR remains actively in service.

Restricted Shares

A restricted share award is an award of Company common stock that vests in accordance with the terms and conditions established by the administrator.

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Restricted Stock Units

A restricted stock unit is a right to receive shares or the cash equivalent of Company common stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, the Company must deliver to the holder of the restricted stock unit unrestricted Company common stock (or, in the administrator’s sole discretion, cash equal to the shares that would otherwise be delivered, or partly in cash and partly in shares). Participants holding restricted stock units will have no voting rights.

Other Share-Based Awards

We may grant or sell to any participant a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Company common stock, including unrestricted Company common stock under the Plan or a dividend equivalent. A dividend equivalent is a right to receive payments, based on dividends with respect to Company common stock.

Other Cash-Based Awards

We may grant cash awards under the Plan, including cash awards as a bonus or upon the attainment of certain performance goals.

Performance-Based Awards

We may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards include performance-based restricted stock and restricted stock units. Any dividends or dividend equivalents payable or credited to a participant with respect to any unvested performance-based award will be subject to the same performance goals as the shares or units underlying the performance-based award.

Performance Goals

If the administrator determines that an award under the Plan will be earned subject to the achievement of performance goals, the administrator may select one or more performance criteria upon which to grant such award, which may include, but are not limited to, any one or more of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; income; net income; operating income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total stockholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of an ordinary share; expense/cost control; working capital; customer satisfaction; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; strategic objective milestones; any other criteria specified by the administrator in its sole discretion; or, as applicable, any combination of, or a specified increase or decrease in, any of the foregoing.

Vesting

The administrator has the authority to determine the vesting schedule of each award, and to accelerate the vesting and exercisability of any award. However, no award shall vest in full earlier than the first anniversary of the applicable grant date. This one-year minimum vesting restriction does not apply to (i) substitute awards, (ii) awards that result in the issuance of an aggregate of up to five percent (5%) of the shares authorized for issuance under the Plan, or (iii) the administrator’s discretion to provide for accelerated vesting in connection with a participant’s death, disability, or a change in control.

Equitable Adjustments

In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, extraordinary dividend, stock split, reverse stock split, combination or exchange of shares, or other change in corporate structure or payment of any other distribution, the maximum number and kind of the Company common stock reserved for issuance or with respect to which awards may be granted under the Plan will be adjusted to reflect such event, and the administrator will make such adjustments as it deems appropriate and equitable in the number, kind and exercise price of the Company common stock covered by outstanding awards made under the Plan, and in any other matters that relate to awards and that are affected by the changes in the shares referred to in this section.

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Change in Control

Unless otherwise expressly provided in an award agreement, awards will not automatically vest upon a change in control (as defined in the Plan). However, if a participant’s employment or service is terminated by the Company without cause, or the participant resigns for good reason (each as defined in the Plan), in either case within twelve (12) months following a change in control, then the participant’s awards will become fully vested (or, in the case of performance-based awards, will vest based on target or actual performance, as determined in good faith by the administrator).

In the event of any proposed change in control, the administrator will take any action as it deems appropriate and equitable to effectuate the purposes of the Plan and to protect the participants who hold outstanding awards under the Plan, which action may include, without limitation, the following: (i) the continuation of any award, if the Company is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any award, provided, however, that any such substitution with respect to options and SARs shall occur in accordance with the requirements of Section 409A of the Code; or (iv) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the change in control price or if the administrator determines that the award cannot reasonably become vested pursuant to its terms, such award shall terminate and be canceled without consideration.

Recoupment Policy

Awards under the Plan are subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including the Dodd-Frank Act and SEC rules.

No Repricing Without Stockholder Approval

Except as permitted in connection with equitable adjustments for corporate transactions or changes in capitalization, the Administrator may not, without the approval of the Company’s stockholders, (i) reduce the exercise price of any outstanding option or stock appreciation right, (ii) cancel any outstanding option or stock appreciation right and replace it with a new option, stock appreciation right, other award, or cash, or (iii) take any other action that is considered a ‘repricing’ under applicable stock exchange rules.

Amendment and Termination

The administrator may alter, amend, modify, or terminate the Plan at any time, provided that the approval of our stockholders will be obtained for any amendment to the Plan that requires stockholder approval under the rules of the stock exchange(s) on which the Company common stock is then listed or in accordance with other applicable law, including, but not limited to, an increase in the number of shares of Company common stock reserved for issuance, a reduction in the exercise price of options or other entitlements, an extension of the maximum term of any award, or an amendment that grants the administrator additional powers to amend the Plan. In addition, no modification of an award will, without the prior written consent of the participant, adversely alter or impair any rights or obligations under any award already granted under the Plan, unless the administrator expressly reserved the right to do so at the time of the award.

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Material U.S. Federal Income Tax Effects

The following discussion of certain relevant United States federal income tax effects applicable to certain awards granted under the Plan is only a summary of certain of the United States federal income tax consequences applicable to United States residents under the Plan, and reference is made to the Code for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the Plan or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. Participants who are stationed outside the United States may be subject to foreign taxes as a result of the Plan.

Nonqualified Stock Options

An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified stock option. Rather, at the time of exercise of the nonqualified stock option, the optionee will recognize ordinary income, subject to wage and employment tax withholding, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. If the shares acquired upon the exercise of a nonqualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.

Incentive Stock Options

An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an incentive stock option (within the meaning of Section 422 of the Code) and the Company will not be entitled to a deduction at that time. If the incentive stock option is exercised during employment or within ninety (90) days following the termination thereof (or within one (1) year following termination, in the case of a termination of employment due to death or disability, as such terms are defined in the Plan), the optionee will not recognize any income and the Company will not be entitled to a deduction. The excess of the fair market value of the shares on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income. Generally, if an optionee disposes of shares acquired by exercising an incentive stock option either within two (2) years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two-year and one-year periods described above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

SARs

A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income, subject to wage and employment tax withholding, equal to the value of any cash received and the fair market value on the date of exercise of any shares received. The Company will not be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the participant) depending upon the length of time such shares were held by the participant.

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Restricted Stock

A participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted stock is no longer subject to a substantial risk of forfeiture (within the meaning of the Code). The Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal the fair market value of those shares at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted stock is awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units

A participant subject to United States federal income tax who is granted a restricted stock unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the award is settled into shares, subject to wage and employment tax withholding, and the Company will have a corresponding deduction at that time.

Other Share-Based and Other Cash-Based Awards

In the case of other share-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, the Company will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.

Tax Effects for the Company

In addition to the tax impact to the Company described above, the Company’s deduction may also be limited by Section 280G or Section 162(m) of the Code. In general, Section 162(m) of the Code denies a publicly held corporation a deduction for United States federal income tax purposes for compensation in excess of $1,000,000 per year per covered employee.

New Plan Benefits

As of the date hereof, no awards have been granted under the Plan. The aggregate number of shares and aggregate total dollar value of potential future awards under the Plan that may be made to any of our named executive officers or to our executive officers, non-executive officer employees or non-executive directors as a group are not yet determinable because the types and amounts of awards and selection of participants are subject to the administrator’s future determination.

Registration with the SEC

If the Plan is approved by our stockholders and becomes effective, the Company is expected to file a registration statement on Form S-8 registering the shares reserved for issuance under the Plan as soon as reasonably practicable after becoming eligible to use such form.

Vote Required for Approval

The approval of the Proposal 3 will require the affirmative vote of a majority of the votes cast in person or represented by proxy and entitled to vote thereon at the annual meeting. Accordingly, if a valid quorum is established, abstentions and broker non-votes will have no effect on the Plan Proposal.

A copy of the Plan is attached to this Proxy Statement as Annex B.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE PLAN PROPOSAL

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PROPOSAL 4 – APPROVAL OF SPECIAL, PERFORMANCE-BASED COMPENSATION ARRANGEMENT FOR EXECUTIVE CHAIRMAN THOMAS J. LEE

The Board has approved, subject to stockholder approval, a new compensation arrangement for Thomas J. Lee in connection with his transition from Non-Executive Chairman to Executive Chairman of Bitmine Immersion Technologies Inc. This proposal seeks binding stockholder approval of a special, multi-year, performance-based compensation arrangement. Approval is required under the Company’s equity plan and applicable corporate governance rules for the grant to be made. This proposal requests that our stockholders approve the compensation terms summarized below. The Compensation Committee, composed solely of independent directors and advised by an independent compensation consultant, determined that the arrangement is appropriately sized and rigorously performance-based, and is designed to align Mr. Lee’s interests with the long-term value creation objectives of our stockholders over a multi-year performance horizon. The Board believes that the proposed structure reflects prevailing market practices for special, performance-oriented leadership awards and is appropriate given the scope of the role, the magnitude of the opportunity, and the need to drive sustained operational and market performance.

Strategic Rationale and Importance of Mr. Lee’s Leadership

The Board views Mr. Lee as a uniquely qualified leader whose continued service is critical to the Company’s strategy and long-term success. He brings deep industry knowledge, a track record of company-building and capital allocation, and relationships with customers, partners, and capital providers that the Board believes are difficult to replicate. His role as Executive Chairman is expected to accelerate execution on key strategic priorities, including disciplined growth, operational scaling, and prudent financing, all of which are essential to delivering sustainable value for stockholders. In a competitive market for executive talent, the Board believes that approving this arrangement is necessary to retain and appropriately incentivize Mr. Lee to drive performance over the multi-year horizon contemplated by the program. The proposed mix, heavy emphasis on performance, and extended vesting are designed to ensure that realized compensation is directly tied to sustainable value creation.

In evaluating this proposal, the Board also considered the value already created during Mr. Lee’s board leadership to date, including progress in defining and advancing the Company’s strategy, strengthening stakeholder relationships, enhancing governance and oversight, and positioning the Company for operational scaling and access to capital. The Board believes these contributions have laid important groundwork for the next phase of growth and, together with the heightened responsibilities of the Executive Chairman role, provide context for the inclusion of certain up-front and guaranteed components in the proposed arrangement.

The Board has calibrated this arrangement to align cost with expected impact and to preserve flexibility to invest in talent, infrastructure, and growth initiatives while maintaining strong alignment between pay and performance.

Summary of the Compensation Arrangement

The arrangement comprises two components: a multi-year cash opportunity tied primarily to annual revenue performance and a multi-year equity award comprising time-based restricted stock units (“RSUs”) and performance-based RSUs (“PSUs”). In aggregate, the arrangement contemplates up to $95 million in cash opportunity over five years and equity awards with an aggregate maximum of 6.0 million shares, of which 1.5 million are time-based RSUs and 4.5 million are performance-based RSUs that are earned only upon achievement of rigorous, pre-established performance hurdles. The overall design emphasizes pay-for-performance: approximately 63% of the multi-year cash opportunity and 75% of the equity opportunity are performance-based, with the balance providing fixed retentive value to support continuity of leadership over a five-year period. The Compensation Committee believes the plan appropriately aligns with stockholder interests by tying the majority of value to measurable outcomes and sustained stock performance. The up-front and guaranteed elements are intended, in part, to recognize value already created under Mr. Lee’s leadership to date and, in part, to secure continuity and focus on the multi-year objectives embedded in the performance components.

Cash Opportunity

The cash component includes a fixed element and a performance-based annual bonus opportunity, covering a five-year period aligned to the Company’s fiscal year-end. The fixed element totals $35 million, consisting of a $15 million up-front payment, followed by $5 million per year in each of the subsequent four years. The performance-based element provides the opportunity to earn up to an additional $60 million in the aggregate, payable as $15 million per year for each year in which the annual revenue hurdle is achieved. Annual cash bonuses are binary; there is no partial payout for partial attainment, and no bonus is earned if the hurdle is not met.

The revenue hurdles by year are as follows: $200 million for Year 2 (FY27); $300 million for Year 3 (FY28); $400 million for Year 4 (FY29); and $500 million for Year 5 (FY30). Any earned annual cash bonus is payable following approval of the Company’s audited fiscal year results. The Compensation Committee determined that the calibration of the annual revenue hurdles offers a rigorous and transparent path to value creation, consistent with investor preferences for objective, auditable financial performance measures.

Equity Awards

The equity component comprises 1.5 million time-based RSUs and 4.5 million PSUs measured against stock price, market capitalization, and share of ETH hurdles, with an extended vesting period following achievement designed to promote retention and long-term orientation.

Time-based RSUs. The 1.5 million RSUs vest in substantially equal annual installments over three years (one-third per year), subject to continued service through each vesting date. These RSUs provide a modest retentive foundation that complements the substantially performance-based structure of the overall program.

Performance-based RSUs. Up to 4.5 million PSUs may be earned upon achievement of pre-established performance hurdles at any time during the five-year performance period. Once a PSU tranche is earned by attaining the relevant hurdle, it vests over a three-year schedule, with 60% vesting after the first year, 20% after the second year, and 20% after the third year, subject to continued service. The PSUs are designed to reward strong performance across several market-based measures and to ensure that value is only realized after consistent, sustained results.

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Performance hurdles and tranches. PSUs are earned upon achievement of the following performance criteria, each measured using a 90-day trailing average where applicable to reinforce sustained, rather than momentary, performance:

●	Stock price hurdles: 500,000 PSUs are earned upon achievement of a $125 stock price (4.2x the reference price used to set the hurdles); an additional 1,000,000 PSUs are earned upon achievement of a $250 stock price (8.3x the reference price used to set the hurdles).
●	Market capitalization hurdles: 500,000 PSUs are earned upon achievement of a $25 billion market capitalization (2.9x the reference market capitalization used to set the hurdles); an additional 1,000,000 PSUs are earned upon achievement of a $50 billion market capitalization (5.9x the reference market capitalization used to set the hurdles).
●	Operational market share hurdles: 500,000 PSUs are earned upon achievement of a 4% share of ETH; an additional 1,000,000 PSUs are earned upon achievement of a 5% share of ETH.

Performance Criteria	Hurdle		Shares Earned	Increase from $30/Share Reference Price and Market Capitalization
Share of ETH	4%		500,000	--
	5%		1,000,000	--
Stock	$125		500,000	317%
Price	$250		1,000,000	733%
Market	$25	B	500,000	193%
Cap	$50	B	1,000,000	485%

Role Transition; Forfeiture and Termination Provisions

The Compensation Committee has included robust conditions to ensure alignment and mitigate risk in light of the magnitude of the opportunity. Mr. Lee must serve in an executive capacity to continue earning and vesting performance-based awards. If he transitions to a non-executive role, he will be ineligible to continue earning or vesting unearned performance-based awards. In the event of a termination without cause, resignation for good reason, or death or disability, time-based RSUs and any earned but unvested PSUs would accelerate; unearned PSUs would be forfeited. In the event of a change in control, all unearned and unvested time-based and performance-based shares would fully accelerate upon a qualifying termination following the change in control.

Governance, Process, and Disclosure

In recommending this arrangement, the Compensation Committee conducted a robust, arm’s-length process over multiple meetings, documented its deliberations, and retained independent advisors, including an independent compensation consultant and outside legal counsel. The Committee reviewed alternative award structures and levels of opportunity, negotiated the terms with Mr. Lee on an arm’s-length basis, and refined the design based on advisor input and market data. The final mix reflects prevailing market practice for special leadership awards, including a heavy weighting toward PSUs, multi-year performance and vesting periods, the use of 90-day average measurement periods for stock price and market capitalization to emphasize sustained performance, and annual financial hurdles for the cash component.

The Committee also determined that seeking stockholder approval provides an additional layer of transparency and protection, aligns with best practices for significant special awards, and helps stockholders understand the rigor and rationale underlying the arrangement. In evaluating leadership risk, the Committee considered the potential disruption and opportunity cost associated with the loss of Mr. Lee’s leadership and concluded that a performance-forward, retention-focused design best serves stockholders by directly linking realized pay to objective milestones.

Following the Committee’s recommendation, the full Board met, received reports from the Committee, the independent compensation consultant, and legal counsel, and engaged in a thorough discussion to confirm that the proposed arrangement would achieve its intended objectives and align with stockholder interests before granting approval.

Vote Required for Approval

Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of Common Stock voting on the matter. Stockholder approval is required for the Company to grant the compensation arrangement to Mr. Lee.

Effect of the Vote

If stockholders approve this proposal, the compensation arrangement described above will become effective in accordance with its terms. If stockholders do not approve this proposal, the Compensation Committee will reassess the arrangement and may consider alternatives that it determines are in the best interests of the Company and its stockholders.

Recommendation of the Board

The Board believes that approval of this compensation arrangement is in the best interests of Bitmine Immersion Technologies Inc. and its stockholders. The structure is intentionally performance-centric, with the majority of potential value realized only upon the achievement of ambitious market capitalization, stock price, and revenue milestones, followed by three-year vesting to encourage sustained value creation. The arrangement is designed to attract and retain Mr. Lee’s leadership for the next five years, to align his incentives with long-term stockholder returns, and to support the execution of the Company’s growth strategy.

Accordingly, the Board of Directors unanimously recommends that stockholders vote “FOR” the approval of the compensation arrangement for Executive Chairman Thomas J. Lee.

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GENERAL INFORMATION

Stockholder Proposals and Nominations

A stockholder who wants to make a proposal or nominate a person for membership on the Board at an annual meeting of stockholders must comply with the applicable requirements of the SEC and our Bylaws. Under our Bylaws, a notice of intent of a stockholder to bring any matter before the 2026 annual meeting of stockholders (other than a proposal or nomination intended to be included in our proxy statement) shall be made in writing and received by our Chief Financial Officer neither earlier than the close of business on September 17, 2026, nor later than the close of business on October 17, 2026 in order to be considered timely. Every such notice by a stockholder shall set forth the information required under Section 2.10 of our Bylaws. In addition to the information included in such stockholder’s notice, we may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company. All stockholder proposals should be sent to our Chief Financial Officer at 10845 Griffith Peak Dr. #2, Las Vegas, NV, 89135.

A stockholder proposal or nomination submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be included in our proxy statement relating to the 2026 annual meeting must be received no later than August 3, 2026. In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules, stockholders wishing to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than November 16, 2026.

Other Matters

The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote or otherwise act in accordance with their judgment on such matters.

By Order of the Board of Directors,

Chi Tsang

Chief Executive Officer

December 9, 2025

The Board hopes that stockholders will attend the Annual Meeting. Whether or not you plan to attend, to help ensure representation of your shares at the Annual Meeting, you are urged to submit your voting instructions over the telephone or on the Internet or by completing, signing, dating, and returning your proxy card or voting instruction form. Submitting voting instructions or a proxy card will not prevent you from attending the Annual Meeting and voting during the Annual Meeting.

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ANNEX A

Charter Amendment

FORM OF CERTIFICATE OF AMENDMENT

to the

CERTIFICATE OF INCORPORATION

of

BITMINE IMMERSION TECHNOLOGIES, INC.

January [    ], 2026

BITMINE IMMERSION TECHNOLOGIES, INC. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. The name of the Company is Bitmine Immersion Technologies, Inc. The Certificate of Incorporation of the Company was originally filed with the Secretary of State of the State of Delaware on November 19, 2019, under the name of Sandy Springs Holdings, Inc., amended on July 19, 2021, and amended and restated on August 29, 2022 (as amended and restated, the “Certificate of Incorporation”).

2. The Certificate of Incorporation is hereby amended by replacing Section 4.1 of Article IV with the following:

“Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 50,020,000,000 shares, consisting of (a) 50,000,000,000 shares of common stock (the “Common Stock”), and (b) 20,000,000 shares of preferred stock (the “Preferred Stock”).”

3. This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL by the directors and stockholders of the Company.

4. This Certificate of Amendment shall become effective at 9:01 a.m. Eastern Time on [    ], 2026.

[signature page follows]

A-1

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the date first written above.

BITMINE IMMERSION TECHNOLOGIES, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION]

A-2

ANNEX B

2025 Omnibus Incentive Plan

BITMINE IMMERSION TECHNOLOGIES, INC.

2025 OMNIBUS INCENTIVE PLAN

Section 1. General.

The purposes of the Bitmine Immersion Technologies, Inc. 2025 Omnibus Incentive Plan (the “Plan”) are to: (a) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (b) give Participants an incentive for excellence in individual performance; (c) promote teamwork among Participants; and (d) give the Company a significant advantage in attracting and retaining key Employees, Directors and Consultants. To accomplish such purposes, the Plan provides that the Company may grant (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Shares, (iv) Restricted Stock Units, (v) Performance-Based Awards (including performance-based Restricted Shares and Restricted Stock Units), (vi) Other Share-Based Awards, (vii) Other Cash-Based Awards or (viii) any combination of the foregoing.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 of the Plan.

(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by,” or “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

(c) “Automatic Exercise Date” means, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable term of the Option pursuant to Section 7(k) or the Stock Appreciation Right pursuant to Section 8(h).

(d) “Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance-Based Award, Other Share-Based Award or Other Cash-Based Award granted under the Plan.

(e) “Award Agreement” means a written agreement, contract or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(f) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(g) “Board” means the Board of Directors of the Company.

(h) “Bylaws” means the bylaws of the Company, as may be amended and/or restated from time to time.

B-1

(i) “Cause” shall have the meaning assigned to such term in any Company, Subsidiary or Affiliate unexpired employment, severance, or similar agreement or Award Agreement with a Participant, or if no such agreement exists or if such agreement does not define “Cause” (or a word of like import), Cause means (i) the Participant’s breach of fiduciary duty or duty of loyalty to the Company, (ii) the Participant’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude, (iii) the Participant’s failure, refusal or neglect to perform and discharge his or her duties and responsibilities on behalf of the Company or a Subsidiary of the Company (other than by reason of Disability) or to comply with any lawful directive of the Board or its designee, (iv) the Participant’s breach of any written policy of the Company or a Subsidiary or Affiliate thereof (including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information), (v) the Participant’s breach of any agreement with the Company or a Subsidiary or Affiliate thereof (including, without limitation, any confidentiality, non-competition, non-solicitation or assignment of inventions agreement), (vi) the Participant’s commission of fraud, dishonesty, theft, embezzlement, self-dealing, misappropriation or other malfeasance against the business of the Company or a Subsidiary or Affiliate thereof, or (vii) the Participant’s commission of acts or omissions constituting gross negligence or gross misconduct in the performance of any aspect of his or her lawful duties or responsibilities, which have or may be expected to have an adverse effect on the Company, its Subsidiaries or Affiliates. A Participant’s employment shall be deemed to have terminated for “Cause” if, on the date his or her employment terminates, facts and circumstances exist that would have justified a termination for Cause, to the extent that such facts and circumstances are discovered within three (3) months following such termination. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

(j) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, Shares or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Common Stock such that an adjustment pursuant to Section 5 of the Plan is appropriate.

(k) “Change in Control” means the occurrence of any of the following:

(i) any Person, other than the Company or a Subsidiary thereof, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below or any acquisition directly from the Company; or

(ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) the consummation of a merger or consolidation of the Company or any Subsidiary thereof with any other corporation, other than a merger or consolidation (A) that results in the Outstanding Company Voting Securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the Outstanding Company Voting Securities (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

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(iv) the consummation of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

For each Award that constitutes deferred compensation under Code Section 409A, a Change in Control (where applicable) shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company also constitutes a “change in control event” under Code Section 409A.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Class A Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(v) “Change in Control Price” shall have the meaning set forth in Section 12 of the Plan.

(vi) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(vii) “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, if required by Rule 16b-3 under the Exchange Act or the applicable stock exchange on which the Shares are traded following an IPO, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Shares are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Articles of Incorporation or Bylaws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(viii) “Common Stock” means the common stock of the Company (and any stock or other securities into which such shares of common stock may be converted or into which they may be exchanged).

(ix) “Company” means Bitmine Immersion Technologies, Inc., a Delaware corporation (or any successor corporation, except as the term “Company” is used in the definition of “Change in Control” above).

(x) “Consultant” means any current or prospective consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer or Non-Employee Director.

(xi) “Director” means any individual who is a member of the Board on or after the Effective Date.

(xii) “Disability” means, with respect to any Participant who is an Employee, a permanent and total disability as defined in Code Section 22(e)(3).

(xiii) “Effective Date” shall have the meaning set forth in Section 22 of the Plan.

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(xiv) “Eligible Recipient” means, with respect to an Award denominated in Common Stock issued under the Plan: (i) an Employee; (ii) a Non-Employee Director; or (iii) a Consultant, in each case, who has been selected as an eligible recipient under the Plan by the Administrator; provided, that any Awards granted prior to the date an Eligible Recipient first is employed by or performs services for the Company or an Affiliate thereof will not become vested or exercisable, and no Shares shall be issued or other payment made to such Eligible Recipient with respect to such Awards, prior to the date on which such Eligible Recipient first is employed by or performs services for the Company or an Affiliate thereof. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Code Section 409A, “Eligible Recipient” means: an (1) Employee; (2) a Non-Employee Director; or (3) a Consultant, in each case, of the Company or a Subsidiary thereof, who has been selected as an eligible recipient under the Plan by the Administrator.

(xv) “Employee” shall mean any current or prospective employee of the Company or an Affiliate thereof, as described in Treasury Regulation Section 1.421-1(h), including an Executive Officer or Director who is also treated as an employee.

(xvi) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(xvii) “Executive Officer” means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company.

(xviii) “Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award, as determined by the Administrator in accordance with Code Section 409A, as applicable.

(xix) “Fair Market Value” as of a particular date shall mean: (i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a Share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination; (ii) if the Shares are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for a Share as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market; or (iii) whether or not the Shares are then listed on a national securities exchange or traded in an over-the-counter market or the value of such Shares is not otherwise determinable, such value as determined by the Administrator in good faith and in a manner not inconsistent with the regulations under Code Section 409A.

(xx) “Free Standing Rights” shall have the meaning set forth in Section 8(a) of the Plan.

(xxi) “Good Reason” means, with respect to a Participant, a resignation for “Good Reason” (or a term of similar meaning) as defined in the Participant’s Award Agreement or other applicable written agreement with the Company or an Affiliate, if any; provided that if no such agreement defines “Good Reason,” the term shall not apply for purposes of the Plan.

(xxii) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

(xxiii) “IPO” means an initial public offering of, or direct or indirect public listing of, the securities of the Company, its successors and assigns, or any of its related corporate entities.

(xxiv) “Non-Employee Director” means a Director who is not an Employee.

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(xxv) “Nonqualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(xxvi) “Outstanding Shares” means the then-outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of Options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock.

(xxvii) “Option” means an option to purchase Shares granted pursuant to Section 7 of the Plan.

(xxviii) “Other Cash-Based Award” means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(xxix) “Other Share-Based Award” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.

(xxx) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 of the Plan, to receive an Award under the Plan, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient’s death.

(xxxi) “Performance-Based Award” means any Award granted under the Plan that is subject to one or more Performance Goals. Any dividends or dividend equivalents payable or credited to a Participant with respect to any unvested Performance-Based Award shall be subject to the same Performance Goals as the Shares or units underlying the Performance-Based Award.

(xxxii) “Performance Goals” means performance goals based on performance criteria selected by the Administrator, which may include, but are not limited to, any of the following: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) income; (x) net income; (xi) operating income; (xii) net operating income; (xiii) operating margin; (xiv) earnings; (xv) earnings per share; (xvi) return on equity; (xvii) return on investment; (xviii) return on capital; (xix) return on assets; (xx) return on net assets; (xxi) total stockholder return; (xxii) economic profit; (xxiii) market share; (xxiv) appreciation in the fair market value, book value or other measure of value of the Shares; (xxv) expense or cost control; (xxvi) working capital; (xxvii) customer satisfaction; (xxviii) employee retention or employee turnover; (xxix) employee satisfaction or engagement; (xxx) environmental, health or other safety goals; (xxxi) individual performance; (xxxii) strategic objective milestones; (xxxiii) any other criteria specified by the Administrator in its sole discretion; and (xxxiv) any combination of, or a specified increase or decrease in, as applicable, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). At the time such an Award is granted, the Administrator may specify any reasonable definition of the Performance Goals it uses. Such definitions may provide for equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or an Affiliate thereof or the financial statements of the Company or an Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Administrator may modify such Performance Goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Administrator may determine that the Performance Goals or performance period are no longer appropriate and may (x) adjust, change or eliminate the Performance Goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (y) make a cash payment to the Participant in an amount determined by the Administrator.

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(xxxiii) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, however, a Person shall not include (i) the Company or any of its Subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(xxxiv) “Plan” means this Bitmine Immersion Technologies, Inc. 2025 Omnibus Incentive Plan, as amended and/or amended and restated from time to time.

(xxxv) “Related Rights” shall have the meaning set forth in Section 8(a) of the Plan.

(xxxvi) “Restricted Shares” means an Award of Shares granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a specified period or periods.

(xxxvii) “Restricted Stock Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or Performance Goals, and vested Restricted Stock Units will be settled at the time(s), specified in the Award Agreement.

(xxxviii) “Restricted Period” means the period of time determined by the Administrator during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(xxxix) “Rule 16b-3” shall have the meaning set forth in Section 3(a) of the Plan.

(xl) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(xli) “Share” means a share of Common Stock.

(xlii) “Stock Appreciation Right” means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(xliii) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).

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(xliv) “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

Section 3. Administration.

(a) The Plan shall be administered by the Administrator in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(i) to select those Eligible Recipients who shall be Participants;

(ii) to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Share-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(iii) to determine the number of Shares to be made subject to each Award;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including, but not limited to, (A) the restrictions applicable to Awards and the conditions under which restrictions applicable to such Awards shall lapse, (B) the Performance Goals and performance periods applicable to Awards, if any, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) any confidentiality or restrictive covenant provisions applicable to the Award, and (F) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all Award Agreements evidencing Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units or Other Share-Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;

(vi) to determine Fair Market Value;

(vii) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;

(viii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(ix) to reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award Agreement or other instrument or agreement relating to the Plan or an Award granted under the Plan; and

(x) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

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(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or traded, the Administrator may allocate all or any portion of its responsibilities and powers to any one (1) or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one (1) or more officers of the Company, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to Directors.

(d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4. Shares Reserved for Issuance Under the Plan and Limitations on Awards.

(a) Subject to this Section 4 and to adjustment in accordance with Section 5 of the Plan, the Administrator is authorized to deliver with respect to Awards granted under the Plan an aggregate of 15,400,000 shares of Common Stock.

(b) Notwithstanding anything herein to the contrary, the maximum number of Shares subject to Awards granted during any fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year with respect to such Director’s service as a Non-Employee Director, shall not exceed $3,000,000 (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes).

(c) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any shares of Common Stock subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards with respect to shares of Common Stock. In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes or any applicable Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (ii) any Share-settled Stock Appreciation Rights or Options are exercised, the aggregate number of Shares subject to such Stock Appreciation Rights or Options shall be deemed issued under the Plan and shall not be available for issuance under the Plan. In addition, Shares (x) tendered to exercise outstanding Options or other Awards, (y) withheld to cover applicable taxes on any Awards or (z) repurchased on the open market using Exercise Price proceeds shall not be available for issuance under the Plan. For the avoidance of doubt, (A) Shares underlying Awards that are subject to the achievement of performance goals shall be counted against the Share reserve based on the target value of such Awards unless and until such time as such Awards become vested and settled in Shares, and (B) Awards that, pursuant to their terms, may be settled only in cash shall not count against the Share reserve set forth in Section 4(a).

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(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

(e) In the event that the Company or an Affiliate thereof consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Directors in account of such transaction may be granted Substitute Awards in substitution for awards granted by their former employer, and any such substitute Options or Stock Appreciation Rights may be granted with an Exercise Price less than the Fair Market Value of a Share on the grant date thereof; provided, however, the grant of such substitute Option or Stock Appreciation Right shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.

(f) Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall not vest in full earlier than the first anniversary of the applicable grant date. The foregoing restriction shall not apply to (i) Substitute Awards granted pursuant to Sections 4(d) or 4(e), (ii) Awards that result in the issuance of an aggregate of up to five percent (5%) of the Shares authorized for issuance under the Plan pursuant to Section 4(a), or (iii) the Administrator’s discretion to provide for accelerated vesting in connection with a Participant’s death, Disability, or a Change in Control. For the avoidance of doubt, nothing in this Section 4(f) shall limit the Administrator’s authority to grant Awards with time-based vesting schedules that vest in part prior to the first anniversary of the grant date, so long as such Awards do not vest in full prior to such date and the Shares underlying such Awards are not counted against the five percent (5%) exception set forth in clause (ii).

Section 5. Equitable Adjustments.

In the event of any Change in Capitalization, including, without limitation, a Change in Control, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (a) the aggregate number of Shares reserved for issuance under the Plan, (b) the kind, number and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan; provided, however, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (c) the kind, number and purchase price of Shares subject to outstanding Restricted Shares or Other Share-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder (i) in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any, and (ii) with respect to any Awards for which the Exercise Price or purchase price per share of Common Stock is greater than or equal to the then current Fair Market Value per share of Common Stock, for no consideration. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.

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Section 7. Options.

(a) General. The Administrator may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Administrator may grant Incentive Stock Options, Nonqualified Stock Options or a combination of both. With respect to all other Participants, the Administrator may grant only Nonqualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(b) Limits on Incentive Stock Options. If the Administrator grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422. Subject to Section 5, the maximum number of shares that may be issued pursuant to Options intended to be Incentive Stock Options is 15,400,000 Shares and, for the avoidance of doubt, such share limit shall not be subject to the annual adjustment provided in Section 4(a).

(c) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that (i) in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, and (ii) no Incentive Stock Option granted to a ten percent (10%) stockholder of the Company (within the meaning of Code Section 422(b)(6)) shall have an Exercise Price per Share less than one-hundred ten percent (110%) of the Fair Market Value of a Share on such date.

(d) Option Term. The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to a ten percent (10%) stockholder of the Company (within the meaning of Code Section 422(b)(6)) be exercisable more than five (5) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding any contrary provision in this Plan (including, without limitation, Section 7(h)), if, on the date an outstanding Option would expire, the exercise of the Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Code Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.

(e) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

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(f) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law, or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.

(g) Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 16 of the Plan.

(h) Termination of Employment or Service. Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate, the following terms and conditions shall apply:

(i) In the event of the termination of a Participant’s employment or service by the Company without Cause or due to a resignation by the Participant for any reason, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination (with such period being extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period), on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(i) In the event of the termination of a Participant’s employment or service as a result of the Participant’s Disability or death, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(ii) In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(iii) For purposes of determining which Options are exercisable upon termination of employment or service for purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.

(iv) Notwithstanding anything herein to the contrary, an Incentive Stock Option may not be exercised more than three (3) months following the date as of which a Participant ceases to be an Employee for any reason other than death or Disability. In the event that an Option is exercisable following the date that is three (3) months following the date as of which a Participant ceases to be an Employee for any reason other than death or Disability, such Option shall be deemed to be a Nonqualified Stock Option.

(v) Other Change in Employment Status. An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service of a Participant, as evidenced in a Participant’s Award Agreement.

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(j) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 12 of the Plan.

(k) Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 7(f)(i) or (ii), and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 16. Unless otherwise determined by the Administrator, this Section 7(k) shall not apply to an Option if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 7(k).

Section 8. Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Any Related Right that relates to a Nonqualified Stock Option may be granted at the same time the Option is granted or at any time thereafter, but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of a Share on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Awards; Rights as Stockholder. The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

(c) Exercisability.

(i) Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(ii) Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.

(d) Payment Upon Exercise.

(i) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.

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(ii) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(iii) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).

(e) Termination of Employment or Service.

(i) Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(ii) Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(f) Term.

(i) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(ii) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(g) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 12 of the Plan.

(h) Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. The Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 16. Unless otherwise determined by the Administrator, this Section 8(h) shall not apply to a Stock Appreciation Right if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 8(h).

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Section 9. Restricted Shares.

(a) General. Each Award of Restricted Shares granted under the Plan shall be evidenced by an Award Agreement. Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares; the Restricted Period, if any, applicable to Restricted Shares; the Performance Goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The terms and conditions applicable to the Restricted Shares need not be the same with respect to each Participant.

(b) Awards and Certificates. The prospective recipient of Restricted Shares shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in herein, (i) each Participant who is granted an Award of Restricted Shares may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the stock certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award. Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.

(c) Restrictions and Conditions. The Restricted Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:

(i) The Restricted Shares shall be subject to the restrictions on transferability set forth in the Award Agreement and in the Plan.

(ii) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as Non-Employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.

(iii) Subject to this Section 9(c)(iii), the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period. In the Administrator’s discretion and as provided in the applicable Award Agreement, a Participant may be entitled to dividends or dividend equivalents on an Award of Restricted Shares, which will be payable in accordance with the terms of such grant as determined by the Administrator in accordance with Section 18 of the Plan. Certificates for unrestricted Shares may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, except as the Administrator, in its sole discretion, shall otherwise determine.

(iv) The rights of Participants granted Restricted Shares upon termination of employment or service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Shares shall be subject to Section 12 of the Plan.

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Section 10. Restricted Stock Units.

(a) General. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable to Restricted Stock Units; the Performance Goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.

(b) Award Agreement. The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(c) Restrictions and Conditions. The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:

(i) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.

(ii) Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Administrator’s discretion, carry with it a right to dividend equivalents, subject to Section 18 of the Plan. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested.

(iii) The rights of Participants granted Restricted Stock Units upon termination of employment or service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d) Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units shall be made to Participants in the form of Shares, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Shares) equal to the value of the Shares that would otherwise be distributed to the Participant.

(e) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 12 of the Plan.

Section 11. Other Share-Based or Cash-Based Awards.

(a) The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

(b) The prospective recipient of an Other Share-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

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(c) Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Share-Based Awards and Other Cash-Based Awards shall be subject to Section 12 of the Plan.

Section 12. Change in Control.

Unless otherwise expressly provided in an Award Agreement, Awards shall not accelerate solely upon the occurrence of a Change in Control. However, if a Participant’s employment or service is terminated by the Company without Cause, or the Participant resigns for Good Reason (as defined in the applicable Award Agreement or other applicable agreement), in either case within twelve (12) months following a Change in Control, then such Award shall become fully vested (or, in the case of Performance-Based Awards, shall vest based on target or actual performance, as determined in good faith by the Administrator). If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (i) the continuation of any Award by the Company, if the Company is the surviving corporation; (ii) the assumption of any Award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any Award, provided, however, that any such substitution with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A; or (iv) settlement of any Award for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the Change in Control Price or if the Administrator determines that Award cannot reasonably become vested pursuant to its terms, such Award shall terminate and be canceled without consideration. To the extent that Restricted Shares, Restricted Stock Units or other Awards settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by stockholders of the Company as a result of the Change in Control transaction. For purposes of this Section 12, “Change in Control Price” shall mean (A) the price per Share paid to stockholders of the Company in the Change in Control transaction, or (B) the Fair Market Value of a Share upon a Change in Control, as determined by the Administrator. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Administrator.

Section 13. Amendment and Termination.

(a) The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would adversely alter or impair the rights of a Participant under any Award theretofore granted without such Participant’s prior written consent.

(b) Notwithstanding the foregoing, (i) approval of the Company’s stockholders shall be obtained for any amendment that would require such approval in order to satisfy the requirements of Code Section 422, if applicable, any rules of the stock exchange on which the Shares are traded or other applicable law, and (ii) without stockholder approval to the extent required by the rules of any applicable national securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, except as otherwise permitted under Section 5 of the Plan, (A) no amendment or modification may reduce the Exercise Price of any Option or Stock Appreciation Right, (B) the Administrator may not cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right, another Award or cash and (C) the Administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system.

(c) Subject to the terms and conditions of the Plan and Code Section 409A, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).

(d) Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.

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Section 14. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan. With respect to any payments not yet made or Shares not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

Section 15. Deferrals of Payment.

To the extent permitted by applicable law, the Administrator, in its sole discretion, may determine that the delivery of Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award, shall be deferred. The Administrator may also, in its sole discretion, establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of any such consideration, including any applicable election procedures, the timing of such elections, the mechanisms for payments of amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program. Deferrals by Participants (or deferred settlement or payment required by the Administrator) shall be made in accordance with Code Section 409A, if applicable, and any other applicable law.

Section 16. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the amount required to be withheld or other greater amount not exceeding the maximum statutory rate required to be collected on the transaction under applicable law, as applicable to the Participant, if such other greater amount would not, as determined by the Administrator, result in adverse financial accounting treatment (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.

Section 17. Certain Forfeitures.

The Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to the applicable vesting conditions of an Award. Such events may include, without limitation, breach of any non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in an Award Agreement or that are otherwise applicable to the Participant, a termination of the Participant’s employment for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and its Subsidiaries and/or its Affiliates.

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Section 18. Dividends; Dividend Equivalents.

Notwithstanding anything in this Plan to the contrary, to the extent that an Award contains a right to receive dividends or dividend equivalents while such Award remains unvested, such dividends or dividend equivalents will be accumulated and paid once and to the extent that the underlying Award vests.

Section 19. Non-United States Employees.

Without amending the Plan, the Administrator may grant Awards to eligible persons residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Subsidiary thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

Section 20. Transfer of Awards.

No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator, and other than by will or by the laws of descent and distribution. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative. Under no circumstances will a Participant be permitted to transfer an Option or Stock Appreciation Right to a third-party financial institution without prior stockholder approval.

Section 21. No Right to Continued Employment or Service.

The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 22. Effective Date.

The Plan will be effective January 15, 2026 (the “Effective Date”), the date of Plan approval by the Company’s Board and stockholders. The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Shares awarded under it are outstanding and not fully vested; provided, however, that no Awards will be made under the Plan on or after the tenth anniversary of the Effective Date.

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Section 23. Code Section 409A.

The intent of the parties is that payments and benefits under the Plan be either exempt from Code Section 409A or comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered consistent with such intent. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will be exempt from or in compliance with the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any Award being subject to, but not in compliance with, Code Section 409A.

Section 24. Code Section 280G.

The benefits that a Participant may be entitled to receive under the Plan and other benefits that a Participant is entitled to receive under other plans, agreements, and arrangements of the Company, may constitute “parachute payments” that are subject to Sections 280G and 4999 of the Code. Such “parachute payments” will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater net after-tax amount than such Participant would receive absent a reduction.

Section 25. Compliance with Laws.

(a) The obligation of the Company to settle Awards in Shares or other consideration shall be subject to (i) all applicable laws, rules, and regulations, (ii) such approvals as may be required by governmental agencies or the applicable national securities exchange on which the Shares may be admitted, and (iii) policies maintained by the Company from time to time in order to comply with applicable laws, rules, regulations and corporate governance requirements, including, without limitation, with respect to insider trading restrictions. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. The Administrator shall have the authority to provide that all Shares or other securities of the Company issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable federal, state, local or non-U.S. laws, rules, regulations and other requirements, and the Administrator may cause a legend or legends to be put on certificates representing Shares or other securities of the Company issued under the Plan to make appropriate reference to such restrictions or may cause such Shares or other securities of the Company issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

B-19

(b) The Administrator may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of Shares to the Participant, the Participant’s acquisition of Shares from the Company and/or the Participant’s sale of Shares to the public markets, illegal, impracticable or inadvisable. If the Administrator determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Code Section 409A, (i) pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the Shares would have been vested or issued, as applicable), over (B) the aggregate Exercise Price (in the case of an Option or Stock Appreciation Right) or any amount payable as a condition of issuance of Shares (in the case of any other Award), and such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (ii) in the case of Restricted Shares, Restricted Stock Units or Other Share-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Shares, Restricted Stock Units or Other Share-Based Awards, or the underlying Shares in respect thereof.

Section 26. Erroneously Awarded Compensation.

The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Exchange Act, or to comport with good corporate governance practices, as such policies may be amended from time to time.

Section 27. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

Section 28. Plan Document Controls.

The Plan and each Award Agreement together constitute the entire agreement with respect to the subject matter hereof and thereof; provided, that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

B-20

BitMine

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

Mr AB Sample Sample
Street Sample Town
Sampleshire, XXX XXX

Vote Your Proxy on the Internet: Go to https://aalvote.com/BMNR
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone:
Call 1-866-804-9616
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

Scan QR Code for Digital Voting

As a stockholder of Bitmine Immersion Technologies, Inc., in addition to voting your shares in person, you also have the option to vote electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m. Eastern Time on January 14, 2026.

CONTROL NUMBER

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Bitmine Immersion Technologies, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BITMINE IMMERSION TECHNOLOGIES, INC.

The stockholder(s) hereby appoint(s) Chi Tsang as proxy, with the power to appoint a substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Bitmine Immersion Technologies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at Wynn Meeting and Conference Center, 3131 Las Vegas Blvd S, Las Vegas, Nevada 89109 at 12:00 p.m. Pacific Time on January 15, 2026, and any adjournment or postponement thereof.

If no designation is made, the shares will be voted as the Board of Directors recommends, as indicated on the reverse side and in the discretion of the proxy upon such other matters as may properly come before the Annual Meeting.

Mr AB Sample Sample
Street Sample Town
Sampleshire, XXX XXX

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors recommendations.

Signature ______________________

Date ______________________

Title ______________________

Signature (Joint Owners) ______________________

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.

CONTROL NUMBER

Address Change:

(If you noted any Address Changes above, please mark box.) ☐

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on January 15, 2026:

The Proxy Statement and Form 10-K are available at:
https://web.viewproxy.com/BMNR/2026

If you plan to attend the meeting in person, you must register in advance at the link above by January 13, 2026 at 11:59 p.m. ET.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR all the nominees listed in Proposal 1, and FOR Proposals 2, 3, and 4.

Your Board of Directors recommends a vote FOR all the nominees listed in Item 1.

Please mark your votes like this ☒

1. ELECTIONS OF DIRECTORS:
(1) Thomas Lee
(2) Chi Tsang
(3) Michael Maloney
(4) Lori Love
(5) David Sharbutt
(6) Jason Edgeworth
(7) Olivia Howe
(8) Robert Sechan

☐ **Mark here to vote FOR all nominees.**

☐ **Mark here to WITHOLD vote from all nominees.**

☐ **For All EXCEPT –** To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

Your Board of Directors recommends a vote FOR Proposals 2, 3, and 4.

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

Proposal 3. To approve the 2025 Omnibus Incentive Plan.

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

☐ **I plan to register in advance online at https://web.viewproxy.com/BMNR/2026 in order to attend the meeting in person.**